Filed pursuant to Rule 424b3
Registration Nos. 333-182371 and 333-182371-02

PROSPECTUS

BMW Vehicle Owner Trusts

Asset Backed Notes

BMW FS Securities LLC

Depositor

BMW Financial Services NA, LLC
Sponsor, Originator, Seller, Administrator and Servicer

__________________
The Issuing Entities:

1. A new issuing entity will be formed to issue each series of securities and a particular issuing entity may issue multiple classes of securities.

2. The property of each issuing entity will consist of:

•	a pool of retail installment sale contracts secured by new or used motor vehicles;

•	one or more of the items representing credit enhancement described in this prospectus and which will be specified in the applicable prospectus supplement; and

•	other assets described in this prospectus and which will be specified in the applicable prospectus supplement.

The Notes:

1. will be asset-backed securities sold periodically in one or more series;

2. will be paid only from the assets of the related issuing entity, including any related credit enhancement and any funds in accounts pledged to the issuing entity; and

3. will be issued as part of a designated series that may include one or more classes.

You should review carefully the factors set forth under “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the applicable prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is October 6, 2014.

Servicer Default	66
Rights Upon Servicer Default	67
Waiver of Past Defaults	67
Amendment	68
List of Securityholders	68
Insolvency Event	69
Payment of Notes	69
Termination	69
Administration Agreement	70
Certain Legal Aspects of the Receivables	72
General	72
Security Interests in Financed Vehicles	73
Repossession	75
Notice of Sale; Redemption Rights	75
Deficiency Judgments and Excess Proceeds	75
Certain Bankruptcy Considerations	76
Consumer Protection Laws	81
Other Limitations	83
Dodd-Frank Act Orderly Liquidation Authority Provisions	84
Material Income Tax Consequences	86
Tax Characterization of the Trust	87
Tax Consequences to Owners of the Notes	87
Reportable Transaction Disclosure	90
State and Local Tax Considerations	90
ERISA Considerations	90
Plan of Distribution	92
Legal Opinions	92
Glossary of Terms	93

Important Notice about Information Presented in this Prospectus and the
Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

We have started with an introductory section describing the issuing entity and the securities in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

The disclosure in this prospectus may be enhanced by the disclosure in the related prospectus supplement.

Incorporation of Certain Documents by Reference

The Securities and Exchange Commission (which we refer to in this prospectus as the “SEC”) allows us to “incorporate by reference” information filed with it by BMW FS Securities LLC on behalf of an issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of an issuing entity until we terminate our offering of the securities by that issuing entity.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement and

•	you request such copies from BMW FS Securities LLC at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330).

Summary of Terms

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities.  You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity	The trust to be formed for each series of securities. The issuing entity will be formed by a trust agreement between the depositor and the owner trustee of the issuing entity.
Depositor	BMW FS Securities LLC, a wholly owned, limited purpose subsidiary of BMW Financial Services NA, LLC.
Sponsor, Originator, Seller, Administrator and Servicer
BMW Financial Services NA, LLC, a wholly owned subsidiary of BMW of North America LLC.  BMW of North America LLC is the exclusive distributor of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories (“BMW Products”) and MINI passenger cars and MINI parts and accessories (“MINI Products”) in the United States and is a wholly owned subsidiary of Bayerische Motoren Werke Aktiengesellschaft, a corporation organized under the laws of Germany (“BMW AG”).  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories throughout the United States and is an indirect wholly owned subsidiary of BMW AG.

Seller and Originator
BMW Bank of North America, a wholly owned subsidiary of BMW Financial Services NA, LLC, will also be a seller and originator of receivables, to the extent specified in the prospectus supplement for a series of notes.

Indenture Trustee	The indenture trustee under the indenture pursuant to which the notes of each series will be issued will be named in the prospectus supplement for that series.
Owner Trustee	The owner trustee for the issuing entity issuing each series of notes will be named in the prospectus supplement for that series.
Securities Issued
Notes:  Notes of a series may include one or more classes, and will be issued pursuant to an indenture.  Some of the notes issued by the issuing entity may not be offered to the public.  The applicable prospectus supplement will specify the class or classes of notes that are being offered by it.

Certificates: The issuing entity will also issue certificates representing all of the beneficial ownership interests in the issuing entity.  These certificates will not be offered to the public and will be retained by the depositor or an affiliate or will be sold in one or more private placements on or after the related closing date.  Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets as the notes.
The applicable prospectus supplement will describe the priority of payments:

between the notes and the certificates; and among different classes of notes.
Terms: The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:
the stated principal amount of each class of notes; and
the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.
A class of notes may differ from other classes of notes in one or more aspects, including:
timing and priority of payments;
seniority;
allocation of losses;
interest rate or formula for determining the interest rate;
amount of interest or principal payments;
whether interest or principal will be payable to holders of the class if specified events occur;
the right to receive collections from designated portions of the receivables owned by the issuing entity; and

  the ability of holders of a class to direct the indenture trustee to take specified remedies.
The notes will be the only securities being offered to you.  Payments on the certificates will be subordinated to payments on the notes, to the extent described in the applicable prospectus supplement.

The Receivables
Purchasers of motor vehicles often finance their purchases by entering into retail installment sale contracts with dealers who then resell the retail installment sale contracts to finance companies such as BMW Financial Services NA, LLC or BMW Bank of North America.  These retail installment sale contracts are referred to as receivables, and the underlying vehicles are referred to as the financed vehicles. The purchasers of the financed vehicles are referred to as the obligors. The terms of the retail installment sale contracts must meet specified requirements of BMW Financial Services NA, LLC or BMW Bank of North America, as applicable.

On or before the date the securities of a series are issued, BMW Financial Services NA, LLC and, if applicable, BMW Bank of North America will sell a specified amount of receivables to BMW FS Securities LLC, the depositor.  The depositor will then sell those receivables to the issuing entity.  The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, BMW Financial Services NA, LLC, as sponsor, servicer, administrator and custodian, and the issuing entity.
The receivables to be sold by BMW Financial Services NA, LLC and, if applicable, BMW Bank of North America will be described in the applicable prospectus supplement.
The Issuing Entity’s Property	The property of each issuing entity:
will be described in the applicable prospectus supplement;

  will include a pool of receivables secured by new and used motor vehicles (which term, for purposes of this prospectus and each prospectus supplement, will include motorcycles) and amounts due or collected under the receivables on or after a specified cutoff date;

will include assets related to the receivables including:
security interests in the motor vehicles;
proceeds from claims on related insurance policies;
the rights of the sellers in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;
the rights of the sellers in the agreements identified in the applicable prospectus supplement;
amounts deposited in specified bank accounts; and
proceeds from liquidated assets;

  will include items representing credit enhancement as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular issuing entity; and
  will include other assets as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular issuing entity.
We refer you to “Property of the Issuing Entities” in this prospectus for more detailed information regarding the assets of the issuing entity.

Prefunding
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the receivables that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.
An issuing entity may have both a prefunding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of additional receivables.

Credit and Cash Flow Enhancement
The issuing entities may include features designed to provide protection from losses on assets of the issuing entity to one or more classes of securities.  These features are referred to as credit enhancement. Credit enhancement may include any one or more of the following:

subordination of one or more other classes of notes or certificates or excess interest;
one or more reserve accounts;
overcollateralization;
letters of credit or cash collateral accounts;
surety bonds;
guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements;
repurchase obligations; or
cash deposits.
In addition, the issuing entities may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

a yield supplement account or agreements or overcollateralization features related to yield supplement requirements;
liquidity facilities; or
cash deposits.

The specific terms of any credit and cash flow enhancement applicable to an issuing entity or to the securities issued by an issuing entity will be described in detail in the applicable prospectus supplement.  See “Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement” in this prospectus for general terms applicable to the different forms of credit and cash flow enhancement that may be used by the issuing entities.

Servicing Fee
BMW Financial Services NA, LLC will act as servicer of the receivables.  In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables.  The issuing entity will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement.  The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.

Advances
The servicer may be obligated to advance to the issuing entity interest on receivables that is due but unpaid by the obligor.  In addition, the servicer may be obligated to advance to the issuing entity principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor.  The issuing entity will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable.

We refer you to “Description of the Transfer and Servicing Agreements — Advances” in this prospectus for more detailed information on advances and reimbursement of advances.
Optional Purchase
The servicer may purchase all the receivables owned by an issuing entity when the outstanding aggregate principal balance of the receivables declines to 5% or less of the initial aggregate principal balance of the receivables as of the cutoff date (or other level as may be disclosed in the applicable prospectus supplement).  If the servicer exercises this option, the notes will be redeemed.

We refer you to “Description of The Transfer and Servicing Agreements — Termination” in this prospectus for more detailed information on the servicer’s optional purchase of receivables.

Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to securityholders would be made on any given payment date.
Removal of Pool Assets	Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related issuing entity.
Tax Status
Special tax counsel to each issuing entity will be required to deliver an opinion for federal income tax purposes that, although there is no authority directly on point with respect to transactions similar to those contemplated in the transfer and servicing agreements, entities with a capital structure similar to that of the related issuing entity or with instruments similar to the notes:

1. the notes will be classified as debt when owned by parties unrelated to the issuing entity; and
2. the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness for tax purposes.  You should consult with your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to “Material Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.
ERISA Considerations
Notes will generally be eligible for purchase by employee benefit plans.  The limitations to, and the requirements for, such purchase will be set forth in the related prospectus supplement, including certain representations with respect to prohibited transactions, which will be required.

We refer you to “ERISA Considerations” in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

Risk Factors

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase notes of any class.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.
Your notes are asset backed securities issued by and representing obligations of the issuing entity only and do not represent obligations of or interests in BMW Financial Services NA, LLC, BMW Bank of North America, BMW FS Securities LLC or any of their respective affiliates, or the related trustees or any other person or entity other than the issuing entity.  The only source of payment on your notes are payments received in respect of the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity, including amounts on deposit in the reserve account, if any, established for that issuing entity.  If the available credit enhancement is exhausted, your notes will be paid solely from current distributions on the receivables.  In limited circumstances, the issuing entity will also have access to the funds in a yield supplement account or have the benefit of overcollateralization to provide limited protection against low-interest receivables. We cannot assure you that these amounts will be sufficient to make full and timely distributions on the notes.

We refer you to “Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement — Yield Supplement Account” in this prospectus.
You may experience reduced returns on your investment resulting from prepayments on or repurchases of receivables or early termination of the issuing entity.
You may receive payment of principal on your notes earlier than you expected for the reasons set forth below.  As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.  Prepayments on the receivables by the related obligors and purchases of the receivables by the sellers and the servicer will shorten the lives of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the notes of a series are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the securities.  In that event, you would receive payments on your notes earlier than expected.

Also, the sellers will be required to repurchase receivables from the issuing entity if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables and the breach is not timely cured.  Unless otherwise set forth in the related prospectus supplement, BMW Financial Services NA, LLC, as servicer, will also be required to purchase receivables from the issuing entity if it breaches certain servicing obligations with respect to those receivables and the breach materially adversely affects those receivables and is not timely cured.  The servicer will be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 5% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

Further, the receivables included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons.  The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above.  There can be no assurance that any historical experience the servicer may have with respect to prepayments on the receivables is predictive of future results. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables.  For these reasons, the servicer cannot predict the actual prepayment rates for the receivables.  You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes.
Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity.  The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables.  However, the servicer, as custodian, will continue to hold (or, with respect to any receivables that are electronic chattel paper, maintain control of) the receivables.  If another party purchases (including the taking of a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession or control of those receivables without knowledge that its purchase violates the rights of the issuing entity because of the failure to segregate or mark those receivables or, in the case of receivables evidenced by an electronic contract, the failure to maintain control of those receivables, the new purchaser, or secured party, will acquire an interest in those receivables superior to the interest of the issuing entity.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title.  While each seller will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interest in the financed vehicles, the servicer will continue to hold the certificates of title as custodian of title or ownership for the vehicles.  However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party.  Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the issuing entity may not have a perfected security interest in the financed vehicles in every state.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors.  Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.  We refer you to “Certain Legal Aspects of the Receivables — Security Interests in Financed Vehicles” in this prospectus.

If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected security interest in those receivables.
As described in “The Sponsor, Originator, Seller, Administrator and Servicer —Electronic Contracts and Electronic Contracting” in this prospectus, receivables may be originated electronically by BMW FS and BMW Bank and stored by BMW FS, as servicer, in its electronic vault.  BMW FS’ electronic vaulting system recognizes BMW FS as the party having control of the receivables originated electronically by BMW FS and BMW Bank, and BMW FS, as servicer, will maintain control of those receivables on behalf of BMW FS, BMW Bank and their respective assigns.  BMW FS’ electronic vaulting system is designed to enable each of BMW FS and BMW Bank to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Certain Legal Aspects of the Receivables — General” in this prospectus.
However, it is possible that another person could acquire an interest in an electronic contract that is superior to BMW FS’ or BMW Bank’s interest (and accordingly the issuing entity’s interest).  This could occur if BMW FS ceases to have “control” over an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates BMW FS’, BMW Bank’s or their respective assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract.   BMW FS also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in its electronic vaulting system, a person other than BMW FS were able to modify or duplicate the authoritative copy of the contract.

Although each of BMW FS and BMW Bank will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the receivables that BMW FS or BMW Bank acquired from the originating dealer were not perfected by control, the priority of the issuing entity’s security interest in the receivables could be affected. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third party software employed by BMW FS in its electronic vaulting system will perform as represented to BMW FS and BMW Bank in maintaining the systems and controls required to provide assurance that BMW FS maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

BMW FS, BMW Bank and the depositor will represent that BMW FS or BMW Bank, as applicable, has a perfected security interest in the receivables to the extent evidenced by electronic contracts by means of control and that the security interest has been transferred to the depositor and thereafter to the issuing entity.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by BMW FS to maintain control of the electronic contracts may be insufficient under applicable law to give BMW FS and BMW Bank (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, BMW FS or BMW Bank (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect BMW FS’ ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Many federal and state consumer protection laws regulate consumer contracts, including the receivables.  If any of the receivables does not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  If that happens, payments on the notes could be delayed or reduced.  Each of BMW FS Securities LLC, BMW Financial Services NA, LLC and, if applicable, BMW Bank of North America will make representations and warranties relating to the receivables.  If BMW Financial Services NA, LLC or, if applicable, BMW Bank of North America breaches any of these representations or warranties, the issuing entity’s sole remedy will be to require such entity to repurchase the affected receivables.  Any failure by BMW Financial Services NA, LLC or, if applicable, BMW Bank of North America to repurchase the affected receivables could result in delays or reductions in payments on your notes. We refer you to “Certain Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW FS Securities LLC (depositor) could result in losses or delays in payments on your notes.
If either BMW Financial Services NA, LLC, the servicer, or BMW FS Securities LLC, the depositor, become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  BMW Financial Services NA, LLC will sell the receivables to BMW FS Securities LLC, and BMW FS Securities LLC will in turn transfer the receivables to the issuing entity.  However, if BMW Financial Services NA, LLC or BMW FS Securities LLC becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that BMW Financial Services NA, LLC or BMW FS Securities LLC still owns the receivables by concluding that the sale to the seller or the issuing entity, respectively, was not a “true sale” or, in the case of a bankruptcy of BMW Financial Services NA, LLC, that the depositor should be consolidated with BMW Financial Services NA, LLC for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

  the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) that permit substitution for collateral in limited circumstances;

  tax or government liens on BMW Financial Services NA, LLC’s or BMW FS Securities LLC’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

  the issuing entity or the indenture trustee not having a perfected security interest in one or more of the financed vehicles securing the receivables or any cash collections held by BMW Financial Services NA, LLC at the time BMW Financial Services NA, LLC becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with BMW Financial Services NA, LLC for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.” We refer you to “Certain Legal Aspects of the Receivables — Certain Bankruptcy Considerations” in this prospectus.

FDIC receivership or conservatorship of BMW Bank could result in delays in payments or losses on your notes.
BMW Bank is a Utah corporation and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”).  If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of BMW Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Certain Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

We will structure the transfer of receivables under the related purchase agreement between BMW Bank and the depositor with the intent that it will be characterized as a legal true sale and not as a grant of a security interest to secure a debt.  While the FDIC might challenge this transfer because the receivables remain on the balance sheet of BMW Bank, if the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation powers, but to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.

However, if the FDIC were to assert that the transfer of receivables under the related purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to BMW Bank, secured by the transferred receivables.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying an amount limited to “actual direct compensatory damages” as discussed under “Certain Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

If the FDIC were appointed as conservator or receiver for BMW Bank, the FDIC could:
  require the related issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or
  request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or
  invoke the automatic stay to prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.
If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the related issuing entity could be delayed or reduced. See “Certain Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

To limit the adverse consequences of the FDIC’s potential use of these powers, BMW Bank and the depositor will structure each securitization in which BMW Bank sells receivables to the depositor under a purchase agreement with the intention of taking advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.”  This FDIC regulatory safe harbor, which we refer to as the “FDIC Rule,” contains separate safe harbors for transfers in securitization transactions based on whether the transfers do or do not qualify for sale accounting treatment.  The prospectus supplement for your notes will describe which safe harbor BMW Bank intends to be applicable in connection with the transaction in which your notes will be issued. See “Certain Legal Aspects of the Receivables — FDIC Rule” in this prospectus. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. Although we intend to structure these transactions to comply in all material respects with the FDIC Rule, the application of the FDIC Rule to a transaction may be the subject of ambiguities and untested interpretive issues, particularly in the case of a transaction with multiple originators, and there can be no guarantee that the FDIC will agree that the applicable transaction satisfies all of the requirements to qualify for such safe harbor despite our intention to comply.

One of the requirements of the FDIC Rule is that the “sponsor” must retain an economic interest in not less than five percent of the credit risk of the securitized assets.  BMW FS and BMW Bank intend to take the position that solely for purposes of the FDIC Rule, BMW Bank (and not BMW FS) is the “sponsor” and may satisfy this requirement by holding a representative sample of receivables similar to the receivables sold by it to the depositor having an aggregate principal balance equal to not less than five percent of the aggregate principal balance of the receivables sold by it to the depositor on the related closing date (which may be fewer than all of the receivables held by the related issuing entity).

BMW FS believes that, in the event of a repudiation by the FDIC of the related purchase agreement, the damages calculation under the FDIC Rule should be at least equal to a pro rata principal amount of the related series of notes based on the relative principal balance of the receivables that had been sold by BMW Bank to all of the receivables held by the related issuing entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the notes accrued to the date of repudiation.  However, this interpretive position is untested and there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization.  If the FDIC were successful in asserting that the related transaction does not comply with the FDIC Rule, whether because it takes the position that BMW Bank should not be treated as the sponsor for purposes of the FDIC Rule, or because it takes a different position as to the amount of receivables held by BMW Bank as a representative sample or for any other reason, you could suffer a loss on your investment.  In addition, if the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment.  Additionally, if the FDIC were to release interpretative guidance contrary to the positions taken by BMW FS and BMW Bank subsequent to the closing of the related transaction, you could suffer a loss if the market or the Rating Agencies believe the interpretive guidance negatively affects the notes.

For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus.

If the FDIC were to successfully assert that the applicable transaction does not comply with the FDIC Rule and that the transfer of receivables under the related purchase agreement was not a legal true sale, then the FDIC could repudiate the loan deemed by the FDIC to have been made by the depositor to BMW Bank in the manner described above and discussed under “Certain Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

FDIC receivership or conservatorship of BMW FS or its affiliates could result in delays in payments or losses on your notes.
No assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to BMW FS or its affiliates, including the depositor and the issuing entity.

If the FDIC were appointed receiver of BMW FS, the depositor or an issuing entity under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt, in order to facilitate the orderly administration of BMW FS’ affairs (or the affairs of the depositor or such issuing entity).  BMW FS will structure the transfers of the receivables sold by it to the depositor as a legal true sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sales as a security interests securing debt of BMW FS.  The transfer of receivables from the depositor to an issuing entity will be structured as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of the depositor.  However, any attempt by the FDIC to recharacterize a transfer of receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the related notes.  In addition, if an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of the issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity.  Also, if an issuing entity were to become subject to the OLA, the related noteholders would not be permitted to accelerate payments on their notes, exercise remedies under the transaction documents against the receivables or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  In addition, even after such period, noteholders may not be able to replace the servicer solely by reason of the FDIC having been appointed receiver.  Further, the indenture trustee or noteholders may need to present a claim in the receivership claims process in order to assert rights and remedies.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  See “Certain Legal Aspects of the Receivables — Dodd-Frank Act Orderly Liquidation Authority Provisions — FDIC’s Repudiation Power Under the OLA” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the requisite percentage of noteholders in a given series of notes specified in the applicable prospectus supplement may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
  the cost of the transfer of servicing to the successor;

  the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
  the servicing fees charged by the successor.
In addition, such noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the specified noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer.
Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool.  Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full.
If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity only in limited circumstances.  However, there is no assurance that the proceeds received from the sale of those receivables will at any time be equal to or greater than the aggregate principal balance of the notes.  Therefore, upon an event of default and subsequent liquidation of the issuing entity property, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated in the case of any notes where the aggregate principal balance of the notes exceeds the aggregate principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available for those purposes in the collection account (and the reserve account or other forms of credit or cash flow enhancement, if any).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  We refer you to “The Notes — The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus.

Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
Subject to rating agency debt rating thresholds, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account before each payment date and may make a single deposit to the collection account on such date if the conditions specified in the related prospectus supplement are satisfied.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and securityholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required before any payment date, the issuing entity may be unable to make the payments owed on your notes.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement.
If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related swap.  If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to securityholders when due, if ever.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the issuing entity.
A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the issuing entity or the swap counterparty.  If an event of default under a swap agreement occurs and the applicable trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies hired by the sponsor, such trustee may terminate the swap agreement.  In addition, the issuing entity may terminate and the indenture trustee would then sell the assets of the issuing entity.  It is impossible to predict how long it would take to sell the assets of the issuing entity.  Some of the possible adverse consequences of a sale of the assets of the issuing entity are:

the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you;
amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty;
termination of the swap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;
the sale may result in payments to you significantly earlier than expected; and

  a significant delay in arranging a sale of the issuing entity’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the notes and could reduce the return on your notes.

Additional information about termination of the issuing entity and sale of the issuing entity’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.  Any swap agreement involves a high degree of risk.  An issuing entity will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.
If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies hired by the sponsor that rate the issuing entity’s notes will consider the provisions of the arrangement and the rating of any third party credit enhancement provider.  If a rating agency hired by the sponsor downgrades the debt rating of any third party credit enhancement provider, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.
The notes are not expected to be listed on any securities exchange.  Therefore, in order to sell your notes, you must first locate a willing purchaser.  In addition, currently, no secondary market exists for the notes.  We cannot assure you that a secondary market will develop.  The underwriters of any series of notes may make a secondary market for the notes by offering to buy the notes from investors that wish to sell.  However, any underwriters agreeing to do so will not be obligated to offer to buy the notes and they may stop making offers at any time.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the notes within The Depository Trust Company, Clearstream, Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Certain Information Regarding the Securities — Book-Entry Registration.”  Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder.”  As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Banking, société anonyme or the Euroclear System (in Europe) and their participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Banking, société anonyme or the Euroclear System and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

You may experience possible prepayments due to the inability of the issuing entity to acquire subsequent receivables.
If so disclosed in the applicable prospectus supplement, an issuing entity may agree to buy additional receivables from the depositor after the closing date.  The number of receivables that the depositor has to sell depends on its ability to acquire additional receivables which, in turn, is affected by, among other things, the number of financed vehicles sold.  The number of financed vehicles sold is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.  If the full amount deposited on the closing date for the purpose of purchasing additional receivables from the depositor cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes.  We refer you to “Certain Information Regarding the Securities — Prefunding Period” in this prospectus.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.
Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

Defined Terms

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus.  These terms appear in bold face on their first use.

The Sponsor, Originator, Seller, Administrator and Servicer

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  BMW FS is a wholly owned subsidiary of BMW of North America, LLC (“BMW NA”).  BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized centers and their customers throughout the United States.  BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories as well as MINI passenger cars and MINI parts and accessories throughout the United States.  BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories throughout the United States.  Rolls-Royce Motor Cars NA, LLC is an indirect wholly owned subsidiary of BMW AG.

The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307-4000.  Its Regional Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.

BMW FS serves as sponsor, originator, seller, administrator and servicer in its securitization program.  An affiliate of BMW FS may also serve as an originator and seller, if specified in the related prospectus supplement.

Securitization Experience

BMW FS sponsors securitization programs for retail lease and receivables contracts and has sold lease and retail installment sale contracts to asset-backed commercial paper conduits since 1993.  BMW FS has had an active public securitization program involving retail installment sale contracts since 1999 and sponsored its first public securitized lease transaction in 2000. Additionally, BMW FS has been privately securitizing its wholesale automotive dealer inventory accounts since 2000 in private 144A floorplan transactions.

BMW FS and its wholly owned subsidiary, BMW Bank of North America (“BMW Bank”), in the past have originated all receivables in each securitized asset pool in the ordinary course of their business, but may in the future include in securitized asset pools receivables originated by other unaffiliated parties.  For a description of the selection criteria used in selecting the asset pool to be securitized, see “The Receivables” in the applicable prospectus supplement.  BMW FS engages one of the selected underwriters of the related notes to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Origination

BMW FS and BMW Bank have been engaged in the business of automobile and motorcycle leasing and financing since 1993 and 1999, respectively.  Products include operating leases and loans to end user customers and direct inventory and facility financing to authorized retailers.

Each of BMW FS and BMW Bank currently purchases motor vehicle (including motorcycle) retail installment sale contracts (the “Motor Vehicle Contracts” or “Contracts”) directly from authorized dealers in BMW Products, MINI Products and Rolls-Royce Products (“Centers”) and other dealers throughout the United States.  The Contracts are originated by Centers and other dealers (each, a “Dealer”) who regularly sell those

Contracts to BMW FS, BMW Bank or other finance sources.  BMW FS and BMW Bank purchase Contracts in accordance with their respective established underwriting procedures, subject to the terms of BMW FS’ agreements (each of which we refer to in this prospectus as a “Dealer Agreement”) with each Center or other Dealer.  In most cases BMW FS purchases contracts from BMW Bank, but may purchase contracts from other originators.  Certain Contracts (currently the “lease to loan” program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.

In addition, BMW FS and/or BMW Bank may also purchase Contracts directly from third party originators not affiliated with BMW FS.  If BMW FS or BMW Bank purchases such Contracts, the underwriting procedures applicable to such Contracts will be described in the related prospectus supplement.

Electronic Contracts and Electronic Contracting

BMW FS and BMW Bank use programs developed and maintained by BMW FS or BMW Bank that allow BMW FS or BMW Bank, as applicable, to complete the entire contracting process with respect to certain receivables electronically.  Centers and Dealers originate electronic retail installment contracts and then transfer these electronic contracts to BMW FS and BMW Bank, as applicable.   Electronic contracts created by the programs are electronically signed by the related Obligors and are stored in an electronic vault maintained by BMW FS, as servicer, through which BMW FS will maintain control of the electronic contracts on behalf of BMW FS, BMW Bank and their respective assigns.  Neither BMW FS nor BMW Bank maintains physical copies of electronic contracts.

BMW FS’ electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify BMW FS as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

If a substantial portion of the receivables to be included in a Receivables Pool consist of receivables evidenced by electronic contracts, the portion of the Receivables Pool evidenced by electronic contracts will be described in the related prospectus supplement.

Servicing Experience

BMW FS services all of the receivables it originates, including receivables sold in securitizations and other structured financings.  BMW FS has been the servicer for its public retail securitization program since 1999.  BMW FS will be responsible for all servicing functions for the Receivables.  We refer to BMW FS in this capacity as the servicer.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, has the option to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, may grant payment deferments, to the extent permissible; provided, that no such deferment may extend the final payment date on any Receivable beyond the last day of the related collection period specified in the applicable Sale and Servicing Agreement.  All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

Information concerning BMW FS’ experience pertaining to delinquencies, repossessions and net losses on its portfolio of new and used retail motor vehicle receivables (including receivables previously sold that BMW FS continues to service) will be set forth in each prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any prospectus supplement.

For a description of BMW FS’ servicing experience for its entire portfolio of Contracts, including contracts sold in securitizations, that BMW FS continues to service, see “The Sponsor, Originator, Seller, Administrator and Servicer” in the prospectus supplement.

The Depositor

BMW FS Securities LLC, referred to in this prospectus as the Depositor, a wholly owned subsidiary of BMW FS, was formed on February 27, 2001 in the State of Delaware.  The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The Depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from BMW FS and BMW Bank, causing the issuance of securities similar to the Securities and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes.  Other than the obligation to obtain the consent of the Depositor with respect to amendments to the related Trust Agreement or other consent rights given to the holder of the residual interest in the related Issuing Entity, the payment of organizational expenses of the related Issuing Entity and the appointment of a successor paying agent for the related Issuing Entity, the Depositor will have no ongoing duties with respect to each Issuing Entity.

The limited liability company agreement of the Depositor include requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the all of its members, including the independent directors of its special member.

Some or all of the certificates of each series may be issued to the Depositor and one or more affiliates thereof on the related closing date.

The Owner Trustee and the Indenture Trustee

The owner trustee for each Issuing Entity (the “Owner Trustee”) and the indenture trustee under each Indenture (as defined below) pursuant to which notes are issued (the “Indenture Trustee”) will be specified in the applicable prospectus supplement.  The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Owner Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable.

The issuing entity is required under the Transfer and Servicing Agreements to cause BMW FS, in its capacity as administrator (the “Administrator”) to indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Issuing Entity and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other Transfer and Servicing Agreement. The Indenture Trustee will notify the issuing entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the issuing entity or the Administrator of its obligations under the Indenture if no prejudice to the issuing entity or the Administrator has resulted from such failure.  Neither the issuing entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Owner Trustee may resign at any time by so notifying the Administrator, the related Indenture Trustee, and each rating agency hired by the sponsor.  The Administrator may remove the Owner Trustee if the Owner Trustee ceases to be eligible under the related Trust Agreement, is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Owner Trustee or its property, or the Owner Trustee otherwise becomes incapable of acting.  In those circumstances, the Administrator will be obligated to appoint a successor Owner Trustee.  No resignation or removal of the Owner Trustee and no appointment of a successor Owner Trustee will become effective until the acceptance of appointment by the successor Owner Trustee pursuant to the related Trust Agreement and payment of all fees owed to the outgoing Owner Trustee.

The Indenture Trustee may resign at any time by so notifying the issuing entity and each rating agency hired by the sponsor.  The holders of a majority of the aggregate principal balance of the most senior notes outstanding may remove the Indenture Trustee if the Indenture Trustee fails to be eligible as Indenture Trustee under the eligibility requirements set forth in the related Indenture, the Indenture Trustee is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Indenture Trustee or its property, the Indenture Trustee otherwise becomes incapable of acting.  In those circumstances, the related issuing entity will be obligated to appoint a successor Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to the related Indenture and payment of all fees owed to the outgoing Indenture Trustee.

Formation of the Issuing Entities

The Depositor will establish each issuing entity, each of which is referred to in this prospectus as an Issuing Entity, pursuant to a trust agreement (as amended and supplemented from time to time, each a “Trust Agreement”).

The terms of each series of notes and certificates issued by each Issuing Entity and additional information concerning the assets of each Issuing Entity and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement to this prospectus.  The notes and certificates are collectively referred to in this prospectus as the “Securities.”

It is expected that each Transfer and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) at any time against either the applicable Issuing Entity or the Depositor.

See “The Notes — The Indenture — Particular Covenants” in this prospectus for additional information regarding permissible activities of or restrictions on each Issuing Entity.

Property of the Issuing Entities

The property of each Issuing Entity will consist of a pool of retail installment sale contracts (the “Receivables Pool”) originated on or after the date indicated in the applicable prospectus supplement between Dealers in Centers or other Dealers and retail purchasers.  These Contracts are referred to as the Receivables and evidence the direct or indirect financing made available by BMW FS and BMW Bank to the Obligors.  The Receivables will be secured by the Financed Vehicles and all principal and interest payments made on or after the applicable cutoff date (each, a “Cutoff Date”) and other property, all as specified in the applicable prospectus supplement.  “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.

Unless otherwise disclosed in the applicable prospectus supplement, the Receivables will be originated by Centers in accordance with BMW FS’ requirements under agreements with Centers governing the assignment of the Receivables to BMW FS or BMW Bank, as applicable (each, a “Dealer Agreement”).  BMW FS or BMW Bank, as applicable, will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.  In some cases, BMW FS will acquire the Receivables from other persons, including BMW Bank.

On or before the closing date, which is the date of the initial issuance of any series of Securities, BMW FS and, if applicable, BMW Bank will sell the Receivables comprising the related Receivables Pool to the Depositor, and the Depositor will sell those Receivables to the related Issuing Entity pursuant to the related Sale and Servicing Agreement among the Depositor, the servicer, the Indenture Trustee and the Issuing Entity (as amended and supplemented from time to time, each a “Sale and Servicing Agreement”).  BMW FS will service the Receivables.

In addition to the Receivables, the property of each Issuing Entity will also include the following:

1.	amounts that may be held in separate trust accounts established with and maintained by the Indenture Trustee pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	BMW FS’ (or BMW Bank’s) right to receive payments from Dealers obligated to repurchase Receivables from BMW FS (or BMW Bank) which do not meet specified representations made by the Centers;

5.	the Depositor’s rights under the Sale and Servicing Agreement and the Purchase Agreements, if any;

6.	the Depositor’s right to realize upon any property, including the right to receive future net liquidation proceeds, that secured a Receivable; and

7.	all proceeds of the foregoing.

Various forms of credit and cash flow enhancement may be used to benefit holders of the related Securities, including a Reserve Account.  In limited circumstances, if required by the rating agencies hired by the sponsor, an Issuing Entity will also have access to the funds in a Yield Supplement Account or have the benefit of overcollateralization to provide limited protection against low-interest receivables.

The Receivables

BMW FS or BMW Bank will purchase or originate the Receivables in the ordinary course of business in accordance with their respective underwriting standards.  BMW FS will purchase Receivables originated by BMW Bank or, if specified in the related prospectus supplement, BMW Bank may sell Receivables directly to the Depositor.  The Receivables to be held by each Issuing Entity will be randomly selected from those Contracts in BMW FS’ (and, if applicable, BMW Bank’s) portfolio that meet several criteria.  These criteria include that each Receivable was originated in the United States and the Obligor is not a federal, state or local governmental entity.

In addition, the related prospectus supplement will provide additional selection criteria, if any, which may include, among other things, original term to maturity, percentage by principal balance of the Receivables of types of vehicles, geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit score, original term to maturity, remaining term to maturity, date of origination and contractual annual percentage rate.

Each Receivable will provide for the allocation of payments (each, a “Scheduled Payment”) according to:

•	the simple interest method;

•	the “actuarial” method; or

•	the “sum of periodic balances” or “sum of monthly payments.”

Simple Interest Receivables.  Payments on Simple Interest Receivables, using the simple interest method, will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment.  allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Actuarial Receivables.  An Actuarial Receivable, using the actuarial method, provides for amortization of the contract over a series of fixed level monthly installments.  Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate (which we refer to in this prospectus as the “APR”) of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Rule of 78s Receivables.  A Rule of 78s Receivable, using the sum of periodic balances or sum of monthly payments, provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal balance financed and finance charges in an amount calculated on the basis of the related APR for the term of that Receivable.  The rate at which the amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable, are calculated in accordance with the Rule of 78s.  Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.  Notwithstanding the foregoing, all payments received by the servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement on an actuarial basis.  No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

In the event of a prepayment in full, either voluntarily or as a result of the receipt of liquidation proceeds, of a Precomputed Receivable, a “rebate” will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to “unearned” interest charges.  In the event of the prepayment in full, either voluntarily or as a result of the receipt of liquidation proceeds, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment.  The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.  Payments to securityholders will not be affected by rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement the payments will be determined using the actuarial method.

Unless otherwise provided in the related prospectus supplement, each Issuing Entity will account for the Rule of 78s Receivables as if those Receivables were Actuarial Receivables.  Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable (calculated pursuant to the actuarial method) will not be paid to the noteholders or passed through to the certificateholders of the applicable series but will be deemed to be an excess amount and released to BMW FS or otherwise applied as set forth in the related prospectus supplement.

The Receivables generally will provide for level monthly payments that fully amortize the amount financed over the Receivables original term to maturity.  Additional information with respect to each Receivables Pool, as well as static pool information regarding the pools related to previously issued series of securities, will be set forth in the related prospectus supplement.

BMW FS’ and BMW Bank’s Financing Programs

General

Each of BMW FS, referred to in this prospectus as an originator, and BMW Bank (which may also be an originator, if specified in the related prospectus supplement) currently purchases Contracts directly from authorized Centers and other Dealers throughout the United States.  The Contracts are originated by Centers and other Dealers who regularly sell those Contracts to BMW FS, BMW Bank or other finance sources.  BMW FS and BMW Bank purchase Contracts in accordance with their respective established underwriting procedures, subject to the terms of the Dealer Agreement with each Center or other Dealer.  In some cases BMW FS may purchase contracts from other originators, such as BMW Bank.  Certain Contracts (currently the “lease to loan” program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.

Each Dealer Agreement, among other things, obligates the related Center or other Dealer to repurchase any Contract BMW FS or BMW Bank financed for the outstanding principal balance of that Contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.

Each of BMW FS and BMW Bank currently purchases Contracts relating to new and used vehicles manufactured by BMW AG as well as a small percentage of non-BMW vehicles.  BMW FS and BMW Bank apply their respective underwriting standards to their purchases of Contracts whether or not the Contract relates to a vehicle manufactured by BMW AG.  See “— Underwriting” below. In the case of BMW vehicles, each of BMW FS and BMW Bank in many cases purchases Contracts with APRs that are lower than those it would otherwise require, pursuant to incentive finance programs intended to increase new and used BMW vehicle sales.

Set forth below is a description of the current underwriting guidelines and collection policies and practices of BMW FS.  Any receivables to be sold by BMW Bank to the Depositor will have been originated in accordance with underwriting guidelines that are the same, in all material respects, as those of BMW FS.  These underwriting guidelines and collection policies and practices are subject to change from time to time, and BMW Bank may, from time to time, impose more stringent underwriting criteria (for example, by adopting a higher credit score cutoff) than those provided for by BMW FS’ underwriting guidelines.

Underwriting

Contracts are originated or purchased by BMW FS and BMW Bank in accordance with underwriting guidelines that are intended to assess the applicant’s ability to pay the amounts due on the contract and the adequacy of the Financed Vehicle as collateral.  BMW FS and BMW Bank utilize predetermined credit score cutoffs and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are generally submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS’ electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.

BMW FS’ electronic decisioning system was implemented in 2001 and has increased the percentage of contracts automatically decisioned while also enhancing BMW FS’ ability to review an application and establish the probability that the proposed contract will be paid in accordance with its terms.

This electronic decision-making system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.

BMW FS’ current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010 and re-validated in 2012.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers for review, and may subsequently be approved.

A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards.  Credit buyers have credit authority levels of “1”, “2,” “3,” “4,” “5,” “6,” “7” or “8,” depending on their level of seniority.  The credit buyer’s review includes an evaluation of the customer demographics income and collateral; review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on BMW FS’ custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications.  BMW FS’ guidelines provide that an applicant’s credit score will be highly considered by the credit buyer in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Financed Vehicle and other attributes as part of the decision making process.  BMW FS’ management sets limits on the approval of applications scoring below the company’s minimum scores.  In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer.  Applicants that score below a minimum score established by BMW FS’ management may not be approved by credit buyers with Level 1 credit authority.  These applicants may be approved by a credit buyer with Level 2 or Level 3 credit authority (or in some cases only by credit buyers with a higher level of authority) based on the presence of certain factors, up to and including a guarantee by the Center, the customer’s history with BMW FS, employment stability and additional security deposits, in each case, as provided in BMW’s underwriting criteria.  A credit buyer with Level 1 credit authority may not disapprove of applicants that score above the specified minimum without management review.  Such applicants may be disapproved under specific circumstances, which include recent bankruptcy of the applicant, incomplete or incorrect credit references, excessive debt and delinquent credit obligations.

In commercial transactions, BMW FS requires an individual to guarantee the business’ obligations under the Contract, otherwise it will obtain an Experian Business report and two years of audited financial statements, bank account statements and credit references.

BMW FS generally does not provide financing to applicants with previous bankruptcies.  However, BMW FS’ guidelines do permit financing for these applicants under some circumstances, for example, if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

Upon the maturity of a lease financing, the customer has the option to refinance or purchase the Financed Vehicle from BMW FS.  The same underwriting and credit procedures described above apply to any financing offered to these Obligors.  A portion of the Receivables may be secured by used vehicles that derive from this lease to loan program. See “— Certified Pre-Owned Program” below for further description of the lease to loan program.

Dealer Agreements

Each Center or other Dealer that originated Motor Vehicle Contracts sold to BMW FS or BMW Bank pursuant to a Dealer Agreement has made representations and warranties with respect to the Motor Vehicle Contracts and the security interest in the related Financed Vehicles.  These representations and warranties typically do not relate to the creditworthiness of the Obligors or the collectibility of the Motor Vehicle Contracts.  Upon breach of any representation or warranty made by a Center, BMW FS or BMW Bank, as applicable, would have a right of recourse against that Center to require it to repurchase the related Motor Vehicle Contract.  Generally, the Dealer Agreements do not provide for recourse against the Center in the event of a default by the Obligor.

Physical Damage and Liability Insurance

Each Contract requires the Obligor to obtain physical damage insurance covering loss or damage to the Financed Vehicle in an amount equal to at least that amount required by the Contract at the time the Contract is purchased by BMW FS or BMW Bank.  With respect to Contracts originated by a Center, the Dealer Agreements include a requirement that the Centers supply information to BMW FS or BMW Bank, as applicable, regarding such physical damage and liability insurance coverage for the related Financed Vehicle.  Neither BMW FS nor BMW Bank verifies the accuracy of such information or the existence of such physical damage and liability insurance.  The Contracts typically require Obligors to obtain and maintain insurance coverage for loss of or physical damage to the Financed Vehicle in an amount necessary to cover BMW FS’ or BMW Bank’s, as applicable, interest in the Financed Vehicle. The servicer is not required to monitor the maintenance of insurance.  Neither BMW FS nor BMW Bank “force places” insurance.

Certified Pre-Owned Program

Some of the Receivables may be secured by used BMW vehicles that were sold pursuant to the Certified Pre-Owned BMW Vehicle Program (“CPO”).  CPO was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles.  To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA.  For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new car warranty.  Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles.  CPO is actively marketed by BMW NA through its sales force and is advertised using both broadcast and print media.

Servicing

BMW FS, as the servicer, measures delinquency by the number of days elapsed from the date a payment is due under the Contract (each such date referred to in this prospectus as a “Due Date”).  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the Obligor failed to make at least 80% of a scheduled payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the Obligor fails to make at least 90% of a scheduled payment by the related Due Date.  BMW FS generally begins collection activities with respect to a delinquent Contract through telephone contact.  Automated systems support BMW FS’ collection activities to monitor delinquencies and to track the contacts with the Obligors.

BMW FS assigns collectors to specific Obligors and attempts to contact the delinquent Obligor by telephone or by letter based on the term of delinquency, the history of the account and overall risk.  Repossession procedures typically begin when a Contract becomes 60 to 90 days delinquent.  Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

Prior to June 9, 2014, BMW FS’ deferment policy allowed for a total of four deferments over the term of a Contract.  On June 9, 2014, BMW FS modified its deferment policy to allow for one deferment for every 12-month financed period in the term of a Contract, provided that no deferments are permitted for twelve months after the first deferment.

BMW FS’ current policy is to generally charge off a Contract on the earlier of:

•	the date on which the proceeds of sale of the Financed Vehicle are applied to the Contract balance; and

•	the month in which the Contract reaches its 150th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Financed Vehicle or after full charge-off of the related Contract are pursued by BMW FS to the extent practicable and legally permitted.  Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Use of Proceeds

Each Issuing Entity will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Depositor and to fund any related Reserve Account or other accounts of the Issuing Entity.  The Depositor will purchase Receivables from BMW FS and, if applicable, BMW Bank from the net proceeds it receives from any Issuing Entity.  Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the pool assets that will be payable from offering proceeds, nor are there any such material expenses that would be paid by a transaction party.

Where Can You Find More Information About Your Securities

The Issuing Entity

Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record will be Cede & Co. (“Cede”), as the nominee of The Depository Trust Company (“DTC”).  The Indenture Trustee will provide to noteholders of record unaudited monthly and annual reports concerning the Receivables and other specified matters.  We refer you to “Description of the Transfer and Servicing Agreements — Statements to Securityholders” and “— Evidence as to Compliance” in this prospectus.  Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

The Depositor

BMW FS Securities LLC, as Depositor of the Receivables, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) of which this prospectus forms a part.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR filed under the SEC Central Index Key (CIK) 0001136586 and under the registration file number 333-182371, and all reports filed with respect to each Issuing Entity under that number plus the applicable serial tag number.   Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The Depositor, on behalf of an Issuing Entity of the related series, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related Issuing Entity, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Securities Act.

Unless specifically stated in any reports filed by the Depositor with the SEC, such reports and any information included in such report will neither be examined nor reported on by an independent public accountant.  Each Issuing Entity formed by the Depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series.  Reports filed with respect to an Issuing Entity with the SEC after the final prospectus supplement is filed will be available under the Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transfer and Servicing Agreements — Statements to Securityholders” in this prospectus.  For so long as each Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of each Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on the SEC’s website, which is located at www.sec.gov.

Static Pool Data

Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Issuing Entity will be attached as an appendix to each prospectus supplement.

Weighted Average Lives of the Securities

The weighted average lives of the notes of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases by BMW FS and, if applicable, BMW Bank of particular Receivables for administrative reason or for uncured breaches of representations and warranties that materially adversely affect those Receivables.  The term weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor.  However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the dates specified in the applicable prospectus supplement (each such date referred to in this prospectus as a “payment date”) following the collection period specified in the applicable prospectus supplement (each such period referred to in this prospectus as a “collection period”) in which they were received but will be retained and applied towards payments due in later collection periods.  If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables.  The rate of prepayment of Contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the servicer.

No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments.  BMW FS maintains limited records of the historical prepayment experience of the Contracts included in its portfolio.  However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables.  The rate of prepayment on the Receivables may also be influenced by the structure of the related Contract.  In addition, under some circumstances, the sellers or servicer will be obligated to repurchase or purchase, as applicable, Receivables from a given Issuing Entity pursuant to the related Purchase Agreement, or Sale and Servicing Agreement as a result of uncured breaches of particular representations and warranties or covenants that materially adversely affect those Receivables.  We refer you to “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” and “— Servicing Procedures” in this prospectus. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to securityholders will be borne entirely by the securityholders.  In addition, early retirement of the notes may be effected by the exercise of the option of the servicer, or any successor to the servicer, to purchase all of the Receivables remaining in a Issuing Entity when the outstanding aggregate principal balance of the Receivables Pool is 5% or less of the initial aggregate principal balance of the Receivables Pool as of the Cutoff Date (or other level as may be disclosed in the applicable prospectus supplement).  We refer you to “Description of the Transfer and Servicing Agreements — Termination” regarding the servicer’s option to purchase the Receivables from a given Issuing Entity.

In addition, pursuant to agreements between each of BMW FS and BMW Bank, on the one hand, and the Centers, on the other hand, each Center is obligated to repurchase from BMW FS and, if applicable, BMW Bank Contracts which do not meet particular representations and warranties made by that Center (these Center repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  These representations and warranties relate primarily to the origination of the Contracts and the perfection of the security interests in the related Financed Vehicles and do not typically relate to the creditworthiness of the related Obligors or the collectibility of the Contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Indenture Trustee, the related Purchase Agreements and Sale and Servicing Agreement will require the related seller or the servicer, as applicable, to deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account.  The Dealer Agreements governing the sales by the Centers of retail installment sale contracts to BMW FS and BMW Bank do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor thereunder.  We refer you to “BMW FS’ and BMW Bank’s Financing Programs” in this prospectus.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each payment date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable collection period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the securityholders of a given series.  We refer you to “Risk Factors — You may experience reduced returns on your investment resulting from prepayments on or repurchases of receivables or early termination of the issuing entity” in this prospectus.

The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of notes.

Note Pool Factor and Trading Information

The “note pool factor” for each class of notes will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of notes.  The note pool factor represents the remaining outstanding principal balance of that class of notes, as of the close of business on a payment date, after giving effect to payments made on such payment date, as a fraction of the initial outstanding principal balance of that class of notes.

Each note pool factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of notes.  A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of:

•	the original denomination of that noteholder’s note; and

•	the applicable note pool factor.

The securityholders will receive monthly reports concerning payments received on the Receivables, the outstanding balance of the related Receivables Pool, each note pool factor and various other items of information.

The Notes

General

Each Issuing Entity will issue one or more classes (each, a “class”) of notes pursuant to the terms of an indenture (the “Indenture”).  A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below.  Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only.  The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement.  Accordingly, that nominee is expected to be the sole holder of record of the notes of each class.  No noteholder will be entitled to receive a physical certificate representing a note until definitive notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement.  All references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.  We refer you to “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, the Interest Rate and amount of or method of determining payments of principal and interest on each class of notes of a given series.  The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series.  Payments of interest on a class of notes will generally be made prior to payments of principal on the class.  A series may include one or more classes of notes entitled to either principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments  (which we refer to in this prospectus as the “Strip Notes”).  Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing.  The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate.  We refer you to “Certain Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities” in this prospectus. One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the servicer exercising its option to purchase the related Receivables remaining in the applicable Receivables Pool or other early termination of the related Issuing Entity.  Noteholders will not have the ability to cause a redemption of their notes by the Issuing Entity.

One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement.  Noteholders of those notes would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those notes.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes within a series may have the same priority.  Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the notes.  If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on the notes.  We refer you to “Description of the Transfer and Servicing Agreements — Distributions on the Securities “ and “— Credit and Cash Flow Enhancement” in this prospectus.

If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement.  Payments of principal and interest within any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with prior notice to the rating agencies hired by the sponsor and with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holders of each outstanding affected note, no supplemental Indenture will:

1.	change:

•	the due date of any installment of principal of or interest on that note or reduce the principal balance of that note;

•	the Interest Rate for that note or the redemption price for that note;

•	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal of and interest on that note; or

•	any place of payment where or the coin or currency in which that note or any interest on that note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.
reduce the percentage of the aggregate principal balance of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.
modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Issuing Entity, any other Obligor on those notes, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate principal balance of outstanding notes required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes of that series;

6.
reduce the percentage of the aggregate principal balance of notes required to amend the sections of the related Indenture that specify the applicable percentages of aggregate principal balance of the notes of a series necessary to amend the Indenture;

7.
modify any provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any individual component of such calculation) or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory redemption of the notes contained in that Indenture; or

8.
permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of that Indenture.

The Issuing Entity and the applicable Indenture Trustee may also enter into supplemental indentures, without the consent of the holders of any note, and with written notice to each rating agency hired by the sponsor and rating the notes of the related series, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the related Indenture, or better to assure, convey and confirm unto the related Indenture Trustee any property subject or required to be subjected to the lien of that Indenture, or to subject to the lien of that Indenture additional property;

2.
to evidence the succession, in compliance with the applicable provisions of the related Indenture, of another Person to an Issuing Entity, and the assumption by any such successor of the covenants of such Issuing Entity contained in the related Indenture and in the notes;

3.
to add to the covenants of an Issuing Entity for the benefit of the related holders of the notes, or to surrender any right or power under the related Indenture conferred upon the related Issuing Entity;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the related Indenture Trustee;

5.
to cure any ambiguity, correct or supplement any provision in the related Indenture or in any supplemental indenture that may be inconsistent with any other provision in such Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under such Indenture or in any supplemental indenture; provided that such other provisions will not adversely affect the interests of the related holders of the notes, as evidenced by an officer’s certificate;

6.
to evidence and provide for the acceptance of the appointment under the related Indenture by a successor trustee with respect to the notes or to add to or change any of the provisions of such Indenture as are necessary to facilitate the administration of the trusts under such Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of the related Indenture to the extent necessary to effect the qualification of such Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to such Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

The Issuing Entity and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with prior notice to the rating agencies hired by the sponsor, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those noteholders; provided that such action as evidenced by an opinion of counsel will not adversely affect in any material respect the interest of any of those noteholders; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any noteholder and no opinion will be needed if no rating agency hired by the sponsor to rate the notes of the related series has (after notice of such supplemental indenture) provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such rating agency) that such action will cause the then-current rating of any class of notes of such series to be qualified, reduced or withdrawn.

  Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the Issuing Entity determines that an amendment to the FDIC Rule-related provisions of the indenture is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized and entitled to amend the relevant provisions in accordance with such FDIC Rule amendment or guidance, and no noteholder or certificateholder consent will be required in connection with any such amendment.

In entering into any supplemental indenture, the applicable Indenture Trustee will be entitled to receive an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the related indenture.

Events of Default; Rights Upon Event of Default.  With respect to the notes of a given series in the related prospectus supplement, “Events of Default” under the related Indenture will consist of the occurrence and continuation of any of the following:

1.	a default for five days or more in the payment of any interest on any of the notes of the class or classes specified in the prospectus supplement when the same becomes due and payable;

2.	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

3.
a default in the observance or performance of any  representation, warranty, covenant or agreement of the applicable Issuing Entity (other than a covenant or agreement pursuant to the FDIC Rule Covenant, if applicable) made in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have  been incorrect in any material respect as of the time when the same  has been made, and such default continues or is not cured, or the circumstance or condition in respect of which such  misrepresentation or warranty was incorrect has not been  eliminated or otherwise cured, for a period of 30 days after written notice is given to the applicable Issuing Entity by the related Indenture Trustee or to the applicable Issuing Entity and the related Indenture Trustee by the holders of at least 25% of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes); or

4.	particular events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) for a period of 45 days, under clause (2) for a period of 60 days or under clause (3) for a period of 120 days, will not constitute an Event of Default if that failure or delay was caused by force majeure or other similar occurrence.

However, the amount of principal required to be paid to noteholders of an affected series under the related Indenture will generally be limited to amounts available to be deposited in the related Collection Account.  Therefore, the failure to pay any principal of any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.  The failure to pay interest to holders of a subordinated class of notes on a particular payment date will generally not constitute an Event of Default.  Following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) and acceleration of the maturity of the notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the related Issuing Entity only in accordance with the requirements specified in the Indenture.  Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related Indenture Trustee may, or at the direction of holders of a majority of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes), will, declare the notes to be immediately due and payable.  This declaration may be rescinded by the holders of a majority of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes) if:

(i)	the related Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the notes and all other amounts that would then be due on such notes under the related Indenture if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Owner Trustee and its agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived.

Following an Event of Default on the notes of any series, the related Indenture Trustee may:

•	institute proceedings to collect amounts due or foreclose on Issuing Entity property;

•	exercise remedies as a secured party;

•	if the maturity of the notes has been accelerated, sell the assets of the related Issuing Entity; or

•	elect to have the applicable Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as provided in the related Indenture.

Unless otherwise specified in the applicable prospectus supplement, the Indenture Trustee is prohibited from selling the assets of the related Issuing Entity following an Event of Default (other than a default in the payment of any principal of any note of a particular series when due or a default for five days or more (or at the end of any applicable grace period as set forth above) in the payment of any interest on the most senior notes of a particular series then outstanding), unless:

•	100% of the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of the related series at the date of the sale; or

•
in the case of event of default resulting from the insolvency or bankruptcy with respect to the Issuing Entity, the Indenture Trustee determines that the Issuing Entity property would not be sufficient on an ongoing basis to make all payments of principal and interest on the outstanding notes of the related series as those payments would have become due if the notes had not been accelerated, and the Indenture Trustee obtains the consent of the holders of at least 66⅔% of the aggregate principal balance of the most senior notes of the related series outstanding (or relevant class or classes of notes).

Following an Event of Default and declaration of the acceleration of the maturity of the notes, payments on the notes will be made in accordance with the Indenture as set forth in the related prospectus supplement.

If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will mail to each noteholder notice of the Event of Default within 30 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any note (including payments pursuant to the mandatory redemption provisions of such note), the Indenture Trustee may withhold the notice to noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of noteholders.

Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.  Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, and the holders of at least 51% of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, prior to a declaration of the acceleration of the maturity of the notes waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the notes, payment of principal of, or interest or amounts due or a default in respect of a covenant or provision of the related Indenture which cannot be modified without the consent of all the holders of the outstanding notes of the related series.

Any notes owned by the Depositor, the servicer, the sellers or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related Indenture.

Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

1.	the holder or holders of a note or notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

2.
the holders of not less than 25% of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

3.	the holder or holders of a note or notes has offered the Indenture Trustee reasonable indemnity;

4.	the Indenture Trustee has for 60 days failed to institute that proceeding; and

5.
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes).

In addition, each Indenture Trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any Issuing Entity, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that Issuing Entity contained in the applicable Indenture.

Particular Covenants.  Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things,

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

2.
that entity expressly assumes the Issuing Entity’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture;

3.	no Event of Default has occurred and is continuing immediately after the merger or consolidation;

4.
each rating agency hired by the sponsor has not notified the Indenture Trustee, the Owner Trustee or Administrator of the related Issuing Entity, within 10 days after receiving notice of a consolidation or merger, that such consolidation or merger will result in a reduction or withdrawal of its then current rating on any class of notes;

5.
that Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any related noteholder or certificateholder,

6.	the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

7.
the Indenture Trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

Each Issuing Entity will not, so long as any notes are outstanding, among other things,

•
except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Issuing Entity, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the Indenture Trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (“Code”), or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	except as expressly permitted by the Transfer and Servicing Agreements, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets; or

•	assume or incur any indebtedness other than the related notes or as expressly permitted by the Transfer and Servicing Agreements.

No Issuing Entity may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

Annual Compliance Statement.  Each Issuing Entity will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Issuing Entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Issuing Entity to the applicable Indenture Trustee in its individual capacity.  The property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture Trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

FDIC Rule Covenant

The applicable prospectus supplement will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Rule. The FDIC Rule imposes a number of requirements on an Issuing Entity, the Depositor, any other intermediate entity that may be a transferee, the Sponsor and the servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant.  See “Certain Legal Aspects of the Receivables — FDIC Rule” in this prospectus.  Each Indenture related to a transaction structured to comply with the FDIC Rule will contain an FDIC Rule Covenant, which will require, among other things, that:

(1)           payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the Issuing Entity and will not be contingent on market or credit events that are independent of such financial assets (except for interest rate or currency mismatches between the financial assets and the securitization obligations);

(2)           information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including, without limitation (i) information about the obligations and securitized financial assets in compliance with

Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies (and applicable cure periods), liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the nature and amount of compensation paid to the originators, sponsor, rating agency or third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)           BMW Bank, as a seller of Receivables, must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets transferred by it under the related Purchase Agreement, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when the final rule enacting such section becomes effective;

(4)           the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank) nor insiders of BMW Bank in the ordinary course of such broker-dealers business) or insider of BMW Bank; and

(5)           BMW Bank must identify in its financial asset databases and otherwise account for the financial assets transferred as specified by the FDIC Rule.

See “Certain Legal Aspects of the Receivables — FDIC Rule” in this prospectus.

Each noteholder and each certificateholder in a transaction structured to comply with the FDIC Rule, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by BMW Bank, BMW FS, the Depositor and the Issuing Entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

The Certificates

General

The certificates are not being offered pursuant to the related prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes.

Each Issuing Entity will issue one or more certificates pursuant to the terms of a Trust Agreement.  The certificates will initially be represented by one or more definitive certificates registered in the name of the depositor or one or more affiliates thereof.  Any certificates of a given series will be entitled to equal and proportionate benefits under the applicable Trust Agreement.  A form of the Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

It is anticipated that the certificates of each series will either be initially retained by the Depositor or an affiliate or sold in one or more private placements on or after the related closing date.  The applicable prospectus supplement will describe the timing and priority of payments in respect of the certificates as such payments relate to the notes of the related series.

Payments of Principal and Interest

The timing and priority of payments, seniority, allocations of losses, the pass through rate and interest rate and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement.  Payments of interest on those certificates will be made on the related payment dates.  Payments in respect of the certificates of a given series will be subordinate to payments of interest and principal in respect of the notes of that series as more fully described in the applicable prospectus supplement.  The rights of holders of any class of certificates to receive payments may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement.  Payments on any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

Certain Information Regarding the Securities

Fixed Rate Securities

Any class of Securities (other than some classes of Strip Notes) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement.  Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate specified in the applicable prospectus supplement.  Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement.  We refer you to “The Notes — Principal and Interest on the Notes” and “The Certificates — Payments of Principal and Interest” in this prospectus.

Floating Rate Securities

Interest Rate Basis.  Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum (referred to in this prospectus as the “Base Rate”), which will be on an index, which will be one or more of the following: (a) LIBOR (“LIBOR Securities”), (b) the Commercial Paper Rate (“Commercial Paper Rate Securities”), (c) the Treasury Rate (“Treasury Rate Securities”), (d) the Federal Funds Rate (“Federal Funds Rate Securities”), (e) the CD Rate (“CD Rate Securities”) or (f) the Prime Rate (“Prime Rate Securities”).  In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates.  The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement.  The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

Interest Reset Dates.  Each applicable prospectus supplement will specify the Interest Reset Period and Interest Reset Date for each class of Floating Rate Securities.  Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

(1)	daily, each Business Day;

(2)	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

(3)	monthly, the third Wednesday of each month;

(4)	quarterly, the third Wednesday of March, June, September and December of each year,

(5)	semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement; or

(6)	annually, the third Wednesday of the month specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day.  In addition, in the case of a Floating Rate Security for which the Treasury Rate is an applicable Base Rate, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Except as set forth above or in the applicable prospectus supplement, the Interest Rate in effect on each date will be:

•	if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Payments.  The interest payment dates will be specified in the applicable prospectus supplement.  Unless otherwise specified in the related prospectus supplement, if any payment date for a Floating Rate Security (other than the final scheduled payment date) would otherwise be a day that is not a Business Day, that payment date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the Business Day falls in the next succeeding calendar month, the applicable payment date will be the immediately preceding Business Day.  If the final scheduled payment date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment will accrue for the period from and after that scheduled payment date.

Floating Rate Securities may accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the applicable prospectus supplement.  For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

(1)	the face amount of the Floating Rate Security;

(2)	the applicable Interest Rate; and

(3)
the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period.  With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any payment date, including the related final scheduled payment date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that payment date.

Maximum and Minimum Interest Rates.  As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, which may be an available funds cap rate (referred to in this prospectus as the Maximum Interest Rate); and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period (referred to in this prospectus as the Minimum Interest Rate).

In addition to any Maximum Interest Rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Calculation Agent.  If so disclosed in the related prospectus supplement, an Issuing Entity with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate Interest Rates on each class of Floating Rate Securities.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Owner Trustee or Indenture Trustee with respect to that series.  All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class.  All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

CD Rate Securities.  Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that CD Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate,

(1)
the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2)
if the rate referred to in clause (1) above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “CDs (secondary market).”

(3)
if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(4)
if the dealers selected by the Calculation Agent are not quoting as set forth in clause (3) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

Commercial Paper Rate Securities.  Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate,

(1)
the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial," or

(2)
if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Commercial Paper—Nonfinancial.”

(3)
if by 3:00 P.M.  New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent, by a nationally recognized securities rating organization.

(4)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =                                                D x 360        x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated (from and including the last preceding payment date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following payment date for such note).

Federal Funds Rate Securities.  Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “Federal Funds Rate” means, with respect to any Interest Determination Date relating to  Federal Funds Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate,

(1)	the rate of interest on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective),” as such rate is displayed on Reuters Screen FEDFUNDS 1 (“FEDFUNDS 1”).

(2)
if the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(3)
If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR Securities.  Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the method for calculating “LIBOR” will be the rate for deposits in the Index Currency having the Index Maturity designated in the related Prospectus Supplement commencing on the second “London Business Day” (as defined above) immediately following the applicable Interest Determination Date that appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable  Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal balance that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index

Maturity designated in the applicable prospectus supplement and in a principal balance that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means either:

•
if “LIBOR Telerate” is designated in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

•
if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency.

Treasury Rate Securities.  Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, it any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Treasury Rate will mean, with respect to any Interest Determination Date relating to a Treasury Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate,

(1)
the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable prospectus supplement, under the heading “INVESTMENT RATE” on the display on Bridge Telerate, Inc., or any successor service on page 56 or any other page as may replace page 56 of that service (“Telerate Page 56”) or page 57 or any other page as may replace page 57 of that service (“Telerate Page 57”).

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(3)
If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(4)
If the rate described in clause (3) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury, Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(6)
If the rate described in clause (5) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

(7)
If the dealers selected by the Calculation Agent are not quoting as described in clause (6) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =                                                D x N        x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Prime Rate:  Unless otherwise indicated in the applicable prospectus supplement, Prime Rate will mean, with respect to any Interest Determination Date relating to a Prime Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate,

(1)	the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan," or

(2)
if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

(3)
if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)
if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

Reuters Screen US PRIME 1 Page means the display on the Reuters Money 3000 Service or any successor service on the "US PRIME 1 Page" or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Derivative Arrangements

The Issuing Entity may also include a derivative arrangement for the payment of interest on the notes of a series or any class of notes.  A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.  The type of derivative arrangement, if any, for a series of notes or class of notes, as well as a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.

Variable Funding Note

The applicable prospectus supplement for an Issuing Entity may provide that the Issuing Entity will issue one or more classes of notes in the applicable series that have particular targeted maturity dates.  In order to have sufficient funds available on such targeted maturity dates, the Issuing Entity may also concurrently issue amortizing floating notes, known as variable funding notes.  These variable funding notes will not be offered or sold to the public under that prospectus supplement and this prospectus, but their existence and material terms will be disclosed in the related prospectus supplement.

Interest Rate Flexibility For a Variable Funding Note.  Unless otherwise provided in the related prospectus supplement, interest accrued on any class of variable funding notes will be payable pari passu with interest due on the most senior class or classes of notes issued by that Issuing Entity.  The prospectus supplement may provide that the a variable funding note may have different rates of interest than the other classes of notes being issued by that Issuing Entity, which may be fixed or floating.  The related prospectus supplement will specify the interest rate for each such class and the method, if any, for determining subsequent changes to the interest rate.

Payment Terms

The applicable prospectus supplement for an Issuing Entity may provide that one or more classes of notes will be payable on an interest only or principal only basis.  In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both.  Distributions of principal or interest or both on any class of notes may be made upon the occurrence of specified events; in accordance with a schedule or formula, or on the basis of collections from designated assets of the Issuing Entity.  A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the Security on each payment date.

Revolving Period

The applicable prospectus supplement for an Issuing Entity may provide that all or a portion of the principal collected on the Receivables may be applied by the Issuing Entity to the acquisition of subsequent Receivables during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period.  The revolving period will be no longer than three years.  The related prospectus supplement will specify the percentage of the asset pool represented by the revolving period and the maximum amount of additional assets that may be acquired during the revolving period, in each case, to the extent determinable.  These notes would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the notes upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The applicable prospectus supplement for an Issuing Entity may provide on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable notes and certificates will be deposited into a segregated prefunding account.  The related prospectus supplement also will specify the percentage of the asset pool represented by the prefunding period.  Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase additional Receivables from the Depositor to the extent there are sufficient funds on deposit in the related prefunding account.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes.

Any transfer of Receivables must occur within a specified period, not to exceed one year.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of notes specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Book-Entry Registration

Each class of notes offered by this prospectus and the related prospectus supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Noteholders may hold beneficial interests in notes through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as Clearstream, Luxembourg or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as Euroclear directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below.  Unless and until notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders or securityholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders or securityholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to securityholders in accordance with DTC procedures.  Therefore, it is anticipated that the only noteholder or securityholder will be Cede, as nominee of DTC.  Noteholders will not be recognized by the related Indenture Trustee as noteholders or securityholders as those terms will be used in the relevant agreements, and noteholders will only be permitted to exercise the rights of holders of notes of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as Clearstream, Luxembourg Participants and Euroclear Participants, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the Depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements.  deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the notes of any class or series.  Indirect access to the DTC system also is available to the Indirect DTC Participants, either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the notes on DTC’s records.  The ownership interest of each securityholder will in turn be recorded on respective records of the DTC Participants  and Indirect DTC Participants.  Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the securityholder entered into the transaction.  Transfers of ownership interests in the notes of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of securityholders.

To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those notes are credited, which may or may not be the securityholders.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the notes of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes.  DTC Participants and Indirect DTC Participants with which securityholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Owner Trustee (or any paying agent appointed by the Indenture Trustee or Owner Trustee), the Depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of notes to DTC will be the responsibility of the related Indenture Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or securityholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a securityholder may be limited in its ability to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those notes due to the lack of a physical certificate for those notes.

DTC has advised the Depositor that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC Participants to whose account with DTC the notes are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the notes.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V.  as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the Euroclear Operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the Cooperative.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of notes offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the Terms and Conditions.  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

The certificates of any series will initially be issued in fully registered, certificated form.  If the Depositor or an affiliate retains any or all of a class of notes, the Depositor may choose to have such retained notes issued in fully registered, certificated form.

 In addition to the circumstances described above, the notes of a given series will be issued in fully registered, certificated form  to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those notes and the Administrator is unable to locate a qualified successor (and if it is the Administrator that has made that determination, that Administrator so notifies the Indenture Trustee in writing);

2.	the Depositor or the Administrator, as applicable, at its option, with the consent of the applicable DTC Participants, elects to terminate the book entry system through DTC; or

3.
after the occurrence of an Event of Default or a Servicer Default with respect to those notes, holders representing at least a majority of the outstanding principal balance of the notes of that series, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those notes is no longer in the best interests of the holders of those notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable noteholders of a given series through DTC Participants of the availability of definitive notes.  Upon surrender by DTC of the definitive notes representing the corresponding notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those notes as definitive notes to those noteholders.

Payments on any definitive securities will be made by the applicable Owner Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the applicable prospectus supplement, in the case of the notes, or in the related Trust Agreement, in the case of the certificates.  Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Owner Trustee or Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders.  The applicable Owner Trustee or the Indenture Trustee will provide notice to the applicable securityholders not less than 15 or more than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the applicable Owner Trustee or Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable Owner Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transfer and Servicing Agreements

The following summary describes the material terms of each Sale and Servicing Agreement pursuant to which an Issuing Entity will purchase Receivables from the Depositor and the servicer will agree to service those Receivables, each Trust Agreement pursuant to which an Issuing Entity will be created and certificates will be issued and each Administration Agreement pursuant to which BMW FS will undertake specified administrative duties with respect to each Issuing Entity.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part.  The provisions of any of the Transfer and Servicing Agreements may differ in non-material respects from those described in this prospectus and, if so, will be described in the applicable prospectus supplement.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

On or prior to the closing date specified with respect to any given Issuing Entity in the applicable prospectus supplement, each of BMW FS and, if applicable, BMW Bank will sell and assign to the Depositor, without recourse, pursuant to one or more Purchase Agreements (each, a “Purchase Agreement”), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the related Financed Vehicles.  On the closing date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles.  Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement, but the existence and characteristics of the related Receivables will not be verified by the related Indenture Trustee.  The Issuing Entity will, concurrently with the transfer and assignment, execute and deliver the related notes and/or certificates.  The net proceeds received from the sale of the certificates and the notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Account, the Prefunding Account and the Yield Supplement Account, if any.

Unless otherwise provided in the related prospectus supplement, BMW FS and, if applicable, BMW Bank, each as a seller, pursuant to one or more Purchase Agreements, and the Depositor, pursuant to a Sale and Servicing Agreement, will represent and warrant, among other things, that:

1.	the information provided in the related schedule of Receivables is true and correct in all material respects;

2.
at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the related originator’s  normal requirements;

3.	as of the applicable closing date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of the related seller in the Financed Vehicle;

4.
as of the applicable closing date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

5.
as of the applicable closing date, BMW FS (and, if applicable, BMW Bank) or the Depositor, as applicable, has good and marketable title to each Receivable free and clear of all lien, charges and encumbrances;

6.
each related Receivable, at the time it was originated, complied and, as of the applicable closing date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

7.	any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if BMW FS or, if applicable, BMW Bank so elects, the first) collection period following the discovery by or notice to BMW FS or, if applicable, BMW Bank of a breach of any representation or warranty of such party that materially and adversely affects the interests of the related securityholders in any Receivable, unless the breach is cured, BMW FS or, if applicable, BMW Bank will repurchase that Warranty Receivable from that Issuing Entity, at a price equal to the Warranty Purchase Payment for that Receivable.  This repurchase obligation will constitute the sole remedy available to the securityholders or the Issuing Entity for any uncured breach by BMW FS or, if applicable, BMW Bank.

Pursuant to each Sale and Servicing Agreement, the Depositor and the related Issuing Entity will designate the servicer as custodian to maintain electronic or physical possession as that Issuing Entity’s agent of the related Contracts and any other documents relating to the Receivables.  The servicer will maintain control of all electronic chattel paper evidencing a Receivable. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of Contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other Contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as BMW FS is servicing the Receivables.  However, the Uniform Commercial Code (as in effect in the applicable jurisdiction (the “UCC”)) financing statements reflecting the sale and assignment of the Receivables by BMW FS or, if applicable, BMW Bank to the Depositor and by the Depositor to the applicable Issuing Entity, and the assignment by the Issuing Entity to the Indenture Trustee, as applicable, will be filed, and the respective accounting records and computer files of the Depositor, BMW FS and, if applicable, BMW Bank will reflect that sale and assignment.  The Depositor, or the servicer on behalf of the Depositor, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated.  In addition, in some cases, the Indenture Trustee’s security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.  We refer you to “Certain Legal Aspects of the Receivables — General” in this prospectus.

Accounts

With respect to each Issuing Entity, the servicer will establish and maintain with the Indenture Trustee one or more accounts (each designated as a Collection Account), in the name of the Indenture Trustee on behalf of the related securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account, Prefunding Account or other form of credit enhancement will be deposited for payment to the related securityholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of Securities an additional account, to be designated as a Payahead Account, in the name of the related Indenture Trustee into which, to the extent required by the Sale and Servicing Agreement, Payments Ahead will be deposited until the time as the related payment becomes due.  Until that time as Payments Ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable noteholders or certificateholders.  The Payahead Account will initially be maintained with the applicable Indenture Trustee.

Any other accounts to be established with respect to an Issuing Entity, including any Yield Supplement Account or any Reserve Account, will be described in the applicable prospectus supplement.

For any series of Securities, funds in the related Accounts will be invested, at the direction of the servicer, as provided in the related Sale and Servicing Agreement in Eligible Investments.

“Eligible Investments” mean, at any time, any one or more of the following obligations and securities:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof has a credit rating from each rating agency hired by the sponsor in the highest investment category granted thereby;

(c)
commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each rating agency hired by the sponsor in the highest investment category granted thereby;

(d)
investments in money market funds having a rating from one or more of the rating agencies hired by the sponsor in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor);

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

(g)
any other investment notice of which has been provided to each rating agency hired by the sponsor to rate the notes of the related series and no such rating agency has provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such rating agency) that such action will cause the then-current rating on any class of notes of such series to be qualified, reduced or withdrawn.

Eligible Investments are generally limited to investments acceptable to the rating agencies hired by the sponsor and rating the notes as being consistent with the rating of those notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating.  Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next payment date for that series.  However, to the extent permitted by the rating agencies hired by the sponsor, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next payment date with respect to those certificates or notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Reserve Account or the Yield Supplement Account at any time may be less than the balance of the Reserve Account or the Yield Supplement Account, as the case may be.  If the amount required to be withdrawn from any Reserve Account or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series.  Unless otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses, will be released to the servicer or the Depositor on each payment date and will be the property of the servicer or the Depositor, as the case may be.

For each Issuing Entity, the Accounts will be maintained with the related Indenture Trustee so long as it is an Eligible Institution. If the related Indenture Trustee ceases to be an Eligible Institution, then the servicer will, on behalf of the Indenture Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

Each Sale and Servicing Agreement will provide that the servicer, for the benefit of each Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) in accordance with its customary and usual procedures.  The servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to

Obligors, reporting tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the related Sale and Servicing Agreement.  The servicer may appoint a subservicer under the related Sale and Servicing Agreement. The servicer will follow its customary standards, policies and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the servicer will be authorized and empowered to execute and deliver, on behalf of itself, each Issuing Entity, the Indenture Trustee, the related securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The servicer is authorized to commence, in its own name or in the name of the related Issuing Entity, Indenture Trustee or the related securityholders, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the servicer commences or participates in such a legal proceeding in its own name, the related Issuing Entity will be deemed to have automatically assigned such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant.  The servicer is also authorized and empowered under each Sale and Servicing Agreement to execute and deliver in the servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If, in any enforcement suit or legal proceeding, it is held that the servicer may not enforce a Receivable on the grounds that it is not real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee on behalf of the related Issuing Entity will, at the servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuing Entity, the Indenture Trustee, the related noteholders or the related certificateholders.  The Owner Trustee on behalf of the related Issuing Entity and the Indenture Trustee are required to furnish the servicer with any powers of attorney and other documents and take any other steps which the servicer may deem necessary or appropriate to enable the servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Issuing Entity and will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others and otherwise act with respect to the Receivables in such a manner as will, in the reasonable judgment of the servicer, maximize the amount to be received by the Issuing Entity with respect thereto.

The servicer will be authorized to grant, in some circumstances, rebates, adjustments or deferments with respect to a Receivable, but will not, except pursuant to an order of a court of competent jurisdiction, waive the right to collect the unpaid balance of any Receivable.  However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date of the last maturing class of notes issued by the applicable Issuing Entity, as set forth in the applicable prospectus supplement, the servicer will be obligated to purchase the Receivable as described below.

In addition, the servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

1.	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

2.	it will do nothing to impair the rights of the Issuing Entity in the Receivables;

3.	it will not alter the APR of any Receivable; and

4.	it will not extend the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the applicable Issuing Entity.

The servicer will inform the Indenture Trustee promptly upon the discovery of any breach by the servicer of the above obligations that would materially and adversely affect any Receivable.  Unless the breach is cured by the last day of the second collection period following the discovery (or, if the servicer so elects, the last day of the first collection period following the discovery), the servicer is required to purchase any Administrative Receivable materially and adversely affected by the breach from the Issuing Entity at a price equal to the Administrative Purchase Payment for that Receivable or at another price as set forth in the related prospectus supplement.

Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the related Sale and Servicing Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable.  This purchase obligation will constitute the sole remedy available to the Issuing Entity, the securityholders and the Indenture Trustee for any uncured breach by the servicer of the specified covenants.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law.  We refer you to “Certain Legal Aspects of the Receivables” in this prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses.  BMW FS and BMW Bank each require that the Centers supply information regarding such insurance coverage to BMW FS or BMW Bank, as applicable, at the time of origination of the Receivables, but neither BMW FS nor BMW Bank performs any verification of such coverage or of continued coverage after origination.  Neither BMW FS nor BMW Bank will be obligated to make payments to the Issuing Entity for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary.  The servicer is not required to monitor the maintenance of insurance.  A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable.  Neither BMW FS nor BMW Bank “force places” insurance.  We refer you to “BMW FS’ and BMW Bank’s Financing Programs — Physical Damage and Liability Insurance” in this prospectus.  In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to noteholders which is not covered by amounts on deposit in the Reserve Account or by subordination of payments on the certificates to the extent described in this prospectus and the related prospectus supplement, the noteholders could suffer a loss on their investment.

Collections

Unless otherwise specified in the related prospectus supplement, with respect to each Issuing Entity, the servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the applicable collection period into the Collection Account not later than two Business Days after receipt.  However, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement (including, the satisfaction of specified ratings criteria by the servicer and the absence of any Servicer Default) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date.  The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.  Except in some circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The servicer or the related seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity, if any, to the Collection Account on or before the Business Day immediately preceding the related payment date.

If the servicer were unable to remit the funds as described above, securityholders might incur a loss.  To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the related seller or the servicer, as applicable.

Collections on or in respect of a Receivable made during a collection period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, deferment fees or other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to the Receivable, and then to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after those applications will be considered an excess payment.  Excess payments constituting a prepayment in full of Precomputed Receivables and any excess payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable.  All other excess payments in respect of Precomputed Receivables will be held by the servicer (or if the servicer has not satisfied particular requirements, deposited in the Payahead Account), as a Payment Ahead.

Advances

Unless otherwise provided in the related prospectus supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any deferment granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, may be applied by the servicer to the extent of the shortfall and the Payments Ahead may be reduced accordingly.  If any shortfall remains, the servicer may make a Precomputed Advance to the Issuing Entity in an amount equal to the shortfall.  The servicer may not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable.  All Precomputed Advances may be reimbursable to the servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments).  Upon the determination by the servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

In addition, if the Scheduled Payment on a Simple Interest Receivable, other than an Administrative Receivable or a Warranty Receivable, is not received in full by the end of the month in which it is due, the servicer may, subject to the limitations set forth below, make a Simple Interest Advance to the Issuing Entity in an amount with respect to the Simple Interest Receivable equal to the amount of such shortfall, which is generally equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related collection period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related collection period, exclusive of amounts that the servicer has determined would be non-recoverable.  On each payment date, the servicer may reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments, Warranty Purchase Payments and Administrative Purchase Payments.  In addition, unless otherwise set forth in the related prospectus supplement if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current collection period) may, up to the amount of outstanding Simple Interest Advances in respect of that Receivable, be deemed non-recoverable and paid to the servicer in reimbursement of the outstanding Simple Interest Advances.   No advances of principal will be made with respect to Simple Interest Receivables.  The servicer may not be obligated to make a Simple Interest Advance, to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

The servicer may make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a collection period on the Business Day immediately preceding the related payment date.  The related prospectus supplement will set forth the provisions to be contained in the related Sale and Servicing Agreement with regard to (i) the applicable dates when Advances must be deposited into the related Collection Account and (ii) and the reimbursement of non-recoverable Advances.

Servicing Compensation

Unless otherwise provided in the applicable prospectus supplement, the servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate principal balance of the Receivables as of the first day of the related collection period multiplied by the applicable Servicing Fee Rate (which is referred to in this prospectus supplement as the “Base Servicing Fee”) for each collection period.  The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior payment dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement.  However, the Base Servicing Fee will be paid prior to the payment of available amounts to the noteholders or the certificateholders of the given series.

Unless otherwise provided in the applicable prospectus supplement, the servicer will also be entitled to collect and retain any late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest or other investment income earned during a collection period from the investment of monies in certain accounts as specified in the applicable prospectus supplement as a Supplemental Servicing Fee.  Payments by or on behalf of Obligors will be allocated to Scheduled Payments and late fees and other charges in accordance with the servicer’s customary practices and procedures.  In addition, the servicer will be entitled to reimbursement from any given Issuing Entity for specified liabilities.  The servicer will be paid the Base Servicing Fee for each collection period on the payment date related to that collection period prior to the payment of interest on any class of notes in a series.  However, unless otherwise specified in the applicable prospectus supplement, the Base Servicing Fee in respect of a collection period (together with any portion of the Base Servicing Fee that remains unpaid from the prior payment dates) will be paid at the beginning of that collection period out of collections of interest on the related Receivables, if no rating agency hired by the sponsor to rate the notes of the related series (after notice of such action) has provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such rating agency) that such action will cause the then-current rating of any class of notes of such series to be qualified, reduced or withdrawn.

The Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and monitoring the collateral.  The Total Servicing Fee also will compensate the servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Owner Trustee and Indenture Trustee with respect to payments.

Distributions on the Securities

With respect to each series of Securities, beginning on the payment date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled to payments of principal and interest will be made by the applicable Indenture Trustee to the noteholders and by the applicable Owner Trustee to the certificateholders of that series.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of certificateholders of that series will be set forth in the applicable prospectus supplement.

With respect to each Issuing Entity, on each payment date, collections on the related Receivables will be withdrawn from the related Collection Account, based upon information provided by the servicer, and will be paid to the noteholders and/or certificateholders to the extent provided in the applicable prospectus supplement.  Credit enhancement, such as a Reserve Account, may be available to cover any shortfalls in the amount available for payment to the securityholders on that date to the extent specified in the applicable prospectus supplement.  As more fully described in the applicable prospectus supplement,

1.	payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series; and

3.	payments in respect of one or more classes of certificates of that series may be subordinated to payments in respect of other classes of certificates of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of notes of a given series, if any, will be set forth in the applicable prospectus supplement.  If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, excess interest, Reserve Accounts, Yield Supplement Accounts, overcollateralization to cover either or both credit risk or yield enhancement, letters of credit, cash collateral accounts, surety bonds, guaranteed investment contracts, currency or interest rate swap agreements, certain repurchase obligations, cash deposits, credit or liquidity facilities or any combination of the foregoing.  If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series.

The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that the securityholders will experience losses.  Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement.  In addition, if a form of credit enhancement covers more than one class of Securities, securityholders of any of that class will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other classes.

Subordination of Principal and Interest.  As further described in the related prospectus supplement, payments of interest on certain classes of notes will be subordinated to payments of interest on other classes of more senior notes, and, in certain circumstances, to payments of principal on such classes of more senior notes.  In addition, payments of principal on certain classes of notes will be subordinated to payments of interest and principal on other classes of more senior notes.

Excess Interest. More interest is expected to be paid by the Obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each collection period, as described in the accompanying prospectus supplement. Any such excess in interest payments from Obligors will serve as additional credit enhancement.

Reserve Account.  If provided in the applicable prospectus supplement, pursuant to the related Sale and Servicing Agreement, the Depositor or a third party will establish for a series or class of Securities an account, as specified in the applicable prospectus supplement, which may be designated as a “Reserve Account” (the “Reserve Account”), which will be maintained with the related Indenture Trustee.  Unless otherwise specified in the prospectus supplement, the Reserve Account will be funded by an initial deposit by the Depositor or a third party on the closing date in the amount set forth in the applicable prospectus supplement.  To the extent provided in the applicable prospectus supplement, the amount on deposit in the Reserve Account will be increased on each payment date thereafter up to the Specified Reserve Account Balance (as defined in the applicable prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each payment date after all specified prior payments on that date have been made.  The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that prospectus supplement or to the Depositor or a third party.  Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement.

Yield Supplement Account.  A “Yield Supplement Account” may be established with respect to any class or series of Securities.  The terms relating to any Yield Supplement Account will be set forth in the applicable prospectus supplement.  Each Yield Supplement Account will be designed to hold funds to be applied by the related Indenture Trustee, to provide payments to securityholders in respect of Receivables that have APRs less than the Required Rate.  Unless otherwise specified in the applicable prospectus supplement, each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related closing date with an initial deposit in an amount and by the Depositor or other person specified in the applicable prospectus supplement.

On each payment date, the related Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount calculated as specified in the applicable prospectus supplement (which is referred to in this prospectus as a “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that payment date.  Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any payment date in the Yield Supplement Account in excess of the Required Yield Supplement Amount, as specified in the applicable prospectus supplement, after giving-effect to all payments to be made on that payment date, will be released to the Depositor.  The Depositor or other person specified in the applicable prospectus supplement will not have any obligation after the related closing date to deposit any amounts into the Yield Supplement Account after the related closing date even if the amount on deposit in that account is less than the Required Yield Supplement Amount.  Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Indenture or Sale and Servicing Agreement.

Overcollateralization.  Overcollateralization is the excess of the aggregate principal balance of the Receivables over the aggregate principal balance of the notes. Overcollateralization may be created by the initial or subsequent deposit of Receivables or may build over time from the application of certain excess cash amounts generated by the Receivables to accelerate the amortization of the applicable class or classes of notes.

Letter of Credit.  A letter of credit, which will be issued by a bank or other financial institution, may be issued in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Receivables. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

Cash Collateral Account.  The related prospectus supplement may provide that upon the occurrence of an event of default by the servicer, a segregated cash collateral account may be established as security for the servicer’s obligations under the Sale and Servicing Agreement.

Surety Bond.  The related prospectus supplement may provide that the Issuing Entity will enter into agreements with an insurer for the purpose of guaranteeing payments of principal and/or interest on the notes.  If, on the date so specified in the prospectus supplement, the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from a Payahead Account, a prefunding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the Indenture Trustee by delivering a notice to the insurer will demand payment under the surety bond in an amount equal to the deficiency.  The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to securityholders or the Indenture Trustee, as the case may be.

Guaranteed Investment Contracts.  If specified in the related prospectus supplement, specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity.

Derivative Agreements. If specified in a related prospectus supplement, an Issuing Entity may enter into one or more currency or interest rate swap agreements to reduce its exposure to currency and/or interest rate risks or to offset basis risk between Receivables that pay based on one index and notes that pay based on a different index.  Each Issuing Entity may also purchase an interest rate cap agreement to protect against interest rate risks.  In addition, and if specified and described in the related prospectus supplement, the related Issuing Entity may enter into derivative agreements that can take the form of an interest rate floor agreement.  Each such currency swap, floor or cap agreement will be entered into with a counterparty acceptable to the rating agencies hired by the sponsor and will contain such terms as are usual and customary for derivative transactions of these type.  The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty.  In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Repurchase Obligations.  Each Dealer Agreement obligates the related Center or other Dealer to repurchase any Contract BMW FS or BMW Bank financed for the outstanding principal balance of that Contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.  In addition, BMW FS and, if applicable, BMW Bank will be required to repurchase Receivables from the Issuing Entity if there is a breach of a representation or warranty relating to those Receivables that materially adversely affects those Receivables and the breach is not timely cured.  Unless otherwise set forth in the related prospectus supplement, the servicer may also be required to purchase Receivables from the Issuing Entity if it breaches certain of its servicing obligations with respect to those Receivables and the breach is not timely cured.

Cash Deposits. The Depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the Securities issued by the Issuing Entity. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Credit or Liquidity Facilities.  Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified classes of Securities issued by the applicable Issuing Entity, if so provided in the related prospectus supplement.

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Issuing Entity for or with respect to the related collection period net of payments to be made to the servicer with respect to that collection period.  The servicer may cause to be made a single, net transfer to the Collection Account.  The servicer, however, will account to the Indenture Trustee, the noteholders and the certificateholders with respect to each Issuing Entity as if all deposits, payments and transfers were made individually.  With respect to any Issuing Entity, if the related payment dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable collection period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

Statements to Trustees and the Issuing Entity

On a date on or prior to each payment date, to be specified in the applicable prospectus supplement, the servicer will provide to the applicable Indenture Trustee and Owner Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to securityholders of that series described under “— Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of Securities, on or prior to each payment date, the servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related noteholders on that payment date.  In addition, on or prior to each payment date, the servicer will prepare and provide to the related Owner Trustee of each Issuing Entity, a statement to be delivered to the certificateholders.  Each statement to be delivered to securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that payment date:

1.	the amount of the collections allocable to the principal balance of each class of notes of that series;

2.	the amount of the collections allocable to interest on each class of notes of that series;

3.	the amount of the distribution allocable to the Yield Supplement Deposit, if any;

4.
the number of and the aggregate Principal Balance of the Receivables as of the close of business on the first day and last day of the related collection period after giving effect to payments allocated to principal reported under clause (1) above;

5.	the amount of the Total Servicing Fee paid to the servicer with respect to the related collection period;

6.	the Interest Rate for the Interest Period relating to the succeeding payment date for any class of notes or certificates of that series with variable or adjustable rates;

7.
the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of notes;

8.	the aggregate principal balance of the notes outstanding and the note pool factor for each class of those notes, each after giving effect to all payments reported under clause (1) above on that date;

9.	the amount of non-recoverable Advances on that payment date;

10.	the balance of any related Reserve Account on that date, after giving effect to changes to the related Reserve Account on that date and the amount of those changes;

11.	the amount of fees and expenses to be paid by the applicable Issuing Entity to each Owner Trustee and Indenture Trustee, if not directly paid by the servicer;

12.	the Available Amounts, as that term is defined in the prospectus supplement;

13.
the amount available under the servicer’s letter of credit, surety bond or insurance policy, as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the aggregate Principal Balance of the Receivables as of the last day of that collection period;

14.	payments to and from third party credit enhancement providers, if any;

15.	amounts, if any, on deposit in the prefunding account and the amount withdrawn from the prefunding account since the previous payment date to purchase additional Receivables;

16.	amounts, if any, on deposit in the Yield Supplement Account after giving effect to changes thereto on that date and the amount of those changes;

17.	the applicable record date, determination date, accrual period and payment date for each class of notes of that series;

18.	the pool characteristics as of the last day of the related collection period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

19.	delinquency and loss information for the related collection period; and

20.
any addition or removal of Receivables in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new Receivables).

Each amount set forth in subclauses (1), (2) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of notes.

Copies of the statements may be obtained by the securityholders by delivering a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable, at its respective address set forth in the applicable prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Issuing Entity, the applicable Indenture Trustee or Owner Trustee, upon written request, will mail to each person who at any time during that calendar year has been a noteholder or certificateholder, as applicable, with respect to that Issuing Entity and received any payment a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns.  We refer you to “Material Income Tax Consequences” in this prospectus.

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that the servicer will be required to furnish to the related Issuing Entity and the Administrator an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions for the twelve-month period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the related closing date). The servicer’s assessment report will also identify any material instance of noncompliance.

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Issuing Entity, the Administrator and Indenture Trustee annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer or shorter than twelve months) with specified standards relating to the servicing of the applicable Receivables.

Each Sale and Servicing Agreement will also provide for delivery to the related Issuing Entity and Indenture Trustee, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default.  The servicer has agreed to give each Indenture Trustee and Owner Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement will provide that BMW FS may not resign from its obligations and duties as servicer under those documents, except upon BMW FS’ determination that its performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the related Indenture Trustee or a successor servicer has assumed BMW FS’ servicing obligations and duties under the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related Issuing Entity or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the agreement or willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document.  In addition, each Sale and Servicing Agreement will provide that the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related Sale and Servicing Agreement.  The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement with respect to the rights and duties of the parties to the related Sale and Servicing Agreement and the interests of the securityholders thereunder.  In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for those costs and liabilities.

Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity that acquires by conveyance, transfer or lease substantially all of the assets of the servicer, or any entity succeeding to the business of the servicer will be the successor of the servicer under the related Sale and Servicing Agreement.

In addition, the servicer will indemnify the Issuing Entity, the Depositor, the securityholders, the Owner Trustee, the Indenture Trustee and any of the officers, directors, employees or agents of the Issuing Entity, the Depositor, the securityholders, the Owner Trustee or the Indenture Trustee for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the servicer in connection with the performance of its duties under the related Sale and Servicing Agreement but only to the extent such liability arose out of the servicer’s negligence, willful misfeasance, bad faith or recklessness.

The related prospectus supplement will set for the provisions to be contained in the related Sale and Servicing Agreement regarding how transition expenses will be funded.

Servicer Default

Except as otherwise provided in the related prospectus supplement, a Servicer Default under each Sale and Servicing Agreement will consist of the following:

1.
any failure by the servicer to deposit in or credit to the Collection Account any required payment and that failure continues unremedied for five Business Days after discovery of that failure by the servicer or after receipt of written notice by the servicer;

2.
failure on the part of the servicer duly to observe or perform, in any material respect, any covenants or agreements of the servicer set forth in the Sale and Servicing Agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant, if applicable), which failure (i) materially and adversely affects the rights of the Securityholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by the servicer or after the date on which written notice of such failure requiring the same to be remedied has been given to the servicer by any of the Owner Trustee, the Indenture Trustee or noteholders evidencing not less than 50% of the aggregate principal balance of the most senior class of notes then outstanding;

3.	the occurrence of an Insolvency Event with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) for a period of 45 days or under clause (2) for a period of 90 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence.

Rights Upon Servicer Default

Unless otherwise provided in the related prospectus supplement, so long as a Servicer Default remains unremedied, the related Indenture Trustee may, or at the direction of holders of notes of the related series evidencing not less than 50% of the principal balance of the most senior notes then outstanding will, terminate all the rights and obligations of the servicer under the Sale and Servicing Agreement, and at that time or following the resignation of the Servicer, the Indenture Trustee or a successor servicer appointed by the Indenture Trustee or the holders of at least 50% of the aggregate principal balance of the most senior notes then outstanding will succeed to all the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If that Indenture Trustee is unwilling or unable to so act, it, the Issuing Entity or holders of 50% of the aggregate principal balance of the most senior notes outstanding may petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables.  The related Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the servicer will apply to that successor servicer.  The predecessor servicer will cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the predecessor servicer’s responsibilities and rights under the related Sale and Servicing Agreement, including providing the Indenture Trustee and successor servicer, as applicable, all documents and records necessary to enable the successor servicer to perform the servicing functions under the related agreement.  All reasonable costs and expenses incurred in connection with the transfer of servicing duties to a successor servicer will be payable by the predecessor servicer or, if the predecessor servicer is the Indenture Trustee acting as servicer, will be an expense reimbursable to the Indenture Trustee by the Issuing Entity.  Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.  Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of a bankruptcy or insolvency proceedings has occurred, that Indenture Trustee or those noteholders may not be able to effect a transfer of servicing as described above.

Waiver of Past Defaults

Unless otherwise provided in the applicable prospectus supplement, the holders of not less than a majority of the aggregate principal balance of the most senior notes of a series then outstanding (but excluding for purposes of calculation and action all notes held by the Depositor, the servicer or any of their affiliates) may, on behalf of all  noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement.  No waiver will impair those noteholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to that Transfer and Servicing Agreement, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Transfer and Servicing Agreement or of modifying in any manner the rights of the securityholders thereunder; provided, that any amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any noteholder and no opinion will be needed if no rating agency hired by the sponsor to rate the notes of the related series has (after notice of such amendment) provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such rating agency) that such action will cause the then-current rating of any class of notes of such series to be qualified, reduced or withdrawn.

Each of the Transfer and Servicing Agreements may also be amended from time to time by the parties to that Transfer and Servicing Agreement with the consent of the noteholders evidencing at least a majority of the aggregate principal balance of the most senior notes outstanding and the certificateholders evidencing a majority of the Certificate Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the securityholders, including changing the manner in which the related Reserve Account is funded or eliminating the related Reserve Account, changing any other form of credit enhancement or changing the remittance schedule for depositing collections to the related accounts (other than as specified in the related prospectus supplement); provided, that, without the consent of the holders of all of the outstanding notes and/or certificates, as applicable, the amendment may not:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the noteholders and/or certificateholders; or

•	reduce the aforesaid percentage of the notes or certificates that is required to consent to the amendment.

If specified in the related Transfer and Servicing Agreements, the applicable Indenture Trustee or Owner Trustee may be entitled to receive an opinion of counsel stating that the execution of such amendment is authorized or permitted by the related Transfer and Servicing Agreement.  The Owner Trustee’s consent is required to be obtained in connection with any amendment to the related Sale and Servicing Agreement and Indenture, to the extent such amendment affects the rights, duties, immunities or liabilities of the Owner Trustee.

If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that Issuing Entity and the related Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

List of Securityholders

One or more holders of any class of certificates evidencing not less than 51% of the Certificate Percentage Interest of those certificates may, by written request to the Owner Trustee, obtain access to the list of all certificateholders maintained by the Owner Trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or under those certificates.

Three or more holders of the notes of any class each of whom has owned a note of the series for at least six months may, by written request to the applicable Indenture Trustee, obtain access to the list of all noteholders of the series maintained by the Indenture Trustee for the purpose of communicating with other noteholders of that series with respect to their rights under the indenture or the notes. The Indenture Trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series of record.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency Event

Each Trust Agreement will provide that the related Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the unanimous prior approval of all certificateholders (including the Depositor) of that Issuing Entity and the delivery to that Owner Trustee by each certificateholder (including the Depositor) of a certificate certifying that that certificateholder reasonably believes that that Issuing Entity is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

Termination

The respective obligations of the Depositor, the servicer, any originator (so long as such originator has rights or obligations under the related Transfer and Servicing Agreement) and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;

•	the payment to securityholders of all amounts required to be paid to them pursuant to the related agreement; or

•
the purchase by the servicer, pursuant to the terms of the Sale and Servicing Agreement of all of the Receivables as of the end of any collection period after the aggregate Principal Balance of the Receivables in that Receivables Pool is reduced to 5% or less of the initial aggregate Principal Balance of such Receivables as of the related Cutoff Date (plus, if specified in the related prospectus supplement, any amounts on deposit in a prefunding account) (or other level as may be provided in the applicable prospectus supplement) for an amount equal to the Redemption Price.

The Owner Trustee and Indenture Trustee will give written notice of termination to each securityholder of record.  The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s Security at the office or agency of the Owner Trustee or Indenture Trustee, as applicable, specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Owner Trustee or the Indenture Trustee, as applicable, have taken measures to locate a securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law to the Depositor or the Issuing Entity, respectively.

In connection with the termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in related Accounts, will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

Any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the certificates of that series.

Administration Agreement

The Administrator will enter into an administration agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each Issuing Entity and the related Indenture Trustee.

Under each Administration Agreement, the Administrator will agree to perform all the duties of the related Issuing Entity and the Owner Trustee under the Indenture, the depository agreement and the Sale and Servicing Agreement, the Trust Agreement and the other related agreements to which the Issuing Entity is a party.  The Administrator will monitor the performance of the Issuing Entity and will advise the Owner Trustee when action is necessary to comply with the respective duties of such Issuing Entity and the Owner Trustee under the Indenture and the depository agreement. The Administrator will prepare, or will cause the preparation by other appropriate persons of, and will execute all such documents, reports, notices, filings, instruments, certificates and opinions that it will be the duty of such Issuing Entity or the Owner Trustee to prepare, file or deliver.

In addition, the Administrator will take (or cause to be taken) all appropriate action that each Issuing Entity or the Owner Trustee is required to take pursuant to the related Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for authentication of the notes and delivery of the same to the Indenture Trustee;

•	the notification of noteholders and the rating agencies hired by the sponsor of the final principal payment on the notes;

•	the preparation of definitive notes in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;

•	the maintenance of an office for registration of transfer or exchange of the notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;

•	the obtaining and preservation of each Issuing Entity’s qualifications to do business in each state where such qualification is required,

•
the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related Issuing Entity property;

•
the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Issuing Entity property, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

•
the notification of the Indenture Trustee and the rating agencies hired by the sponsor of each Servicer Default and, if such Servicer Default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;

•	the notification of the Indenture Trustee of the appointment of a successor servicer;

•	the notification of the Indenture Trustee and the rating agencies hired by the sponsor of each Event of Default under the Indenture;

•
the monitoring of the related Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Issuing Entity property in a commercially reasonable manner if an Event of Default has occurred and is continuing;

•	the preparation of all required documents and delivery to noteholders of notice of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

•
the preparation and delivery to the Indenture Trustee for delivery to each noteholder such information as may be required to enable such holder to prepare its federal and state income or franchise tax returns;

•
provide reasonable and appropriate assistance to the Depositor or its designee (including the Indenture Trustee) with respect to the filing with the SEC, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the noteholders;

•	the opening of one or more accounts in the related Indenture Trustee’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

•
the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

•
the duty to notify noteholders and the rating agencies hired by the sponsor of redemption of the notes or to cause the Indenture Trustee to provide such notification pursuant to an optional purchase by the servicer; and

•
the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the related Issuing Entity to the Indenture Trustee to take any action under the Indenture.

To the extent any notice must be delivered to the rating agencies hired by the sponsor by the Issuing Entity, the Owner Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the rating agencies hired by the sponsor.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the Administrator to:

•	pay the related trustee fees for each Issuing Entity;

•
reimburse each Owner Trustee and Indenture Trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the Indenture or Trust Agreement, as applicable, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

•
indemnify each Owner Trustee and Indenture Trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (with respect to the Indenture Trustee), or gross negligence (with respect to the Owner Trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder; and

•	pay any costs associated with the resignation or removal of the Indenture Trustee.

As compensation for the performance of the Administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that will be set forth in the applicable prospectus supplement, which fee may be paid by the servicer out of the Total Servicing Fee.

Certain Legal Aspects of the Receivables

General

The transfer of the Receivables to the applicable Issuing Entity and Indenture Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Receivables will be either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC.

All Contracts evidencing the Receivables acquired from Centers and Dealers name BMW FS or BMW Bank as obligee or assignee and as the secured party.  BMW FS’ possession, as servicer, of tangible contracts and its control of electronic contracts on behalf of BMW FS, BMW Bank and their respective assigns will perfect their interests in the Contracts against the related Center or Dealer, as applicable, and their creditors and also provide BMW FS, BMW Bank and their respective assigns, as applicable, priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Contracts.

The servicer and the Depositor will take the necessary actions to perfect the rights of the applicable Indenture Trustee in the Receivables, including the filing of financing statements pursuant to the UCC to perfect the transfers of the Receivables from BMW FS and, if applicable, BMW Bank to the Depositor, from the Depositor to the Issuing Entity and the pledge thereof by the Issuing Entity to the Indenture Trustee.  If, however, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without knowledge that its purchase violates the rights of the Issuing Entity, and takes possession of the Receivables in tangible form or obtains “control” of the authoritative copy of the contracts in electronic form, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity.   The servicer and the Depositor will also take the actions described below to protect the rights of the applicable Indenture Trustee in the Financed Vehicles.

BMW FS, on behalf of itself, BMW Bank and their respective assigns, will have “control” of an electronic contract under the UCC in effect in each state if either (1) (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies BMW FS as the owner, (b) all other copies of the electronic contract  indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, (d) authorized revisions of the electronic contract cannot be made without BMW FS’ or BMW Bank’s, as applicable, participation,  and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) except in New York and Oklahoma, the system employed by or on behalf of BMW FS and BMW Bank for evidencing the transfer of interests in the electronic chattel paper reliably establishes the secured party as the person to whom the electronic chattel paper is assigned.

Security Interests in Financed Vehicles

General.  In states in which Contracts, including the Receivables, evidence the credit sale of motor vehicles by Dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.  Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.

Each of BMW FS and BMW Bank also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title.  Because BMW FS continues to service the Contracts as servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from BMW FS or, if applicable, BMW Bank to the Depositor or the sale from the Depositor to the related Issuing Entity. The Receivables prohibit the sale or transfer of the Financed Vehicle without the consent of the related Dealer or its assignee.

Perfection.  Pursuant to the related Purchase Agreement, BMW FS or, if applicable, BMW Bank will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Issuing Entity, pursuant to the related Sale and Servicing Agreement, the Depositor will assign its security interest in the Financed Vehicles to that Issuing Entity and, if applicable, the Issuing Entity will assign its interest to the Indenture Trustee.  However, because of the administrative burden and expense, none of BMW FS, BMW Bank, the Depositor or the related Owner Trustee or Indenture Trustee will amend any certificate of title to identify that Issuing Entity as the new secured party on that certificate of title relating to a Financed Vehicle and accordingly BMW FS or BMW Bank will continue to be named as the secured party.  As a result and as discussed below, the security interest of the Issuing Entity could be deemed to be unperfected.  However, UCC financing statements with respect to the transfer to the Depositor of BMW FS’ and, if applicable, BMW Bank’s security interest in the Financed Vehicles and the transfer to the Issuing Entity of the Depositor’s security interest in the Financed Vehicles and, if applicable, the pledge to the Indenture Trustee of the Issuing Entity’s security interest in the Financed Vehicles will be filed.  In addition, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Issuing Entity pursuant to the related Sale and Servicing Agreement.  We refer you to “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

In most states, an assignment of contracts and interest in motor vehicles such as that under each Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party.  Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Issuing Entity, the security interest of that Issuing Entity in the vehicle could be defeated through fraud or negligence because the Issuing Entity will not be listed as lienholder on the certificates of title.  In those states, in the absence of fraud or forgery by the motor vehicle owner or the servicer or administrative error by state or local agencies, the notation of BMW FS’ or BMW Bank’s, as applicable, lien on the certificates of title will be sufficient to protect that Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  In each Purchase Agreement, BMW FS (or, if applicable, BMW Bank) will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which BMW FS or, if applicable, BMW Bank failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, however, it would constitute a breach of the representations and warranties of BMW FS (or, if applicable, BMW Bank) under the related Purchase Agreement.  Accordingly, pursuant to the related Purchase Agreement, BMW FS (or, if applicable, BMW Bank) would be required to repurchase the related Receivable unless the breach was cured.  Pursuant to each Sale and Servicing Agreement, the Depositor will assign to the related Issuing Entity its rights to cause BMW FS (or, if applicable, BMW Bank) to purchase that Receivable under the related Purchase Agreement.  We refer you to “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” and “Risk Factors — Interests of other persons in the receivables and Financed Vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes” in this prospectus.

Continuity of Perfection.  Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state.  A majority of states generally require surrender of a certificate of title to reregister a motor vehicle.  In those states (for example, California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related Contract to surrender possession of the certificate of title.  In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (for example, Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien.

The State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.

Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, BMW FS will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, BMW FS must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under each Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.

Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), possessory liens for repairs and storage performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  In addition, certain states grant priority to state tax liens over a perfected lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  BMW FS (and, if applicable, BMW Bank) will represent and warrant to the Depositor in the applicable Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in each Sale and Servicing Agreement that, as of the related closing date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to any Owner Trustee, any Indenture Trustee, any noteholders or any certificateholders in respect of a given Issuing Entity if a lien arises or confiscation occurs that would not give rise to BMW FS’ (or, if applicable, BMW Bank’s) repurchase obligation under the related Purchase Agreement.

Repossession

In the event of a default by an Obligor, the holder of the related retail Contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a motor vehicle financed by BMW FS or, if applicable, BMW Bank is voluntarily surrendered, self-help repossession is the method employed by BMW FS (including on behalf of BMW Bank) in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  Generally, this right to cure may only be executed on a limited number of occasions during the term of the related Receivable.  Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although, in some states a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an Obligor under a Contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of among other things the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held and certain additional information if the collateral constitutes consumer goods.  In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices.  In most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus,  in some jurisdictions, reasonable attorneys’ fees and legal expenses.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of repossessed motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.  However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  Occasionally, after resale or other disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the Depositor, under the Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the Issuing Entity with those of the Depositor.  These steps include the creation of the Issuing Entity as a limited purpose subsidiary of the Depositor pursuant to its trust agreement containing limitations, including restrictions on the nature of the Issuing Entity’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the certificateholders and the satisfaction of certain other requirements, such as certifications that the Issuing Entity is insolvent.  In addition, to the extent that BMW FS granted a security interest in the Receivables to the Depositor, and the Depositor granted a security interest in the Receivables to the Issuing Entity, each of which was validly perfected before the bankruptcy or insolvency of BMW FS or the Depositor and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud BMW FS or the Depositor or their creditors, neither security interest should be subject to avoidance, and payments to the Issuing Entity with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of BMW FS or the Depositor.

However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

(A)
a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of BMW FS or the Depositor in the event of the application of applicable Insolvency Laws to BMW FS or the Depositor;

(B)	a filing were made under any Insolvency Law by or against the Issuing Entity; or

(C)	an attempt were to be made to litigate any of the foregoing issues.

On each closing date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to, facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of BMW FS under Title 11 of the Bankruptcy Code, the assets and liabilities of the Issuing Entity would not properly be substantively consolidated with the assets and liabilities of the estate of the Depositor.  Among other things, that opinion will assume that each of the Issuing Entity and the Depositor will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other.  The Issuing Entity and the Depositor intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.

BMW FS will warrant in the related Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale, and the Depositor will warrant in the related Sale and Servicing Agreement that the sale of the related Receivables by it to the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if BMW FS or the

Depositor were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables by BMS FS to the Depositor or by the Depositor to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by BMW FS or the Depositor, as applicable.  If a court were to reach this conclusion, or a filing were made under any Insolvency Law by or against BMW FS or the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes (and possible reductions in the amount of payments) could occur.  In addition, if any of the transfers of the Receivables is treated as a pledge instead of a sale, a tax or government lien on the property of BMW FS or the Depositor arising before that transfer may have priority over the Issuing Entity’s interest in that Receivable.  Also, while BMW FS is the servicer, cash collections on the Receivables may be commingled with general funds of BMW FS and, in the event of a bankruptcy of BMW FS, a court may conclude that the Issuing Entity does not have a perfected interest in those collections.

BMW FS and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Issuing Entity.

Certain Matters Relating to Insolvency

If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of BMW Bank.  As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which BMW Bank was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW Bank’s affairs.  Among the contracts that might be repudiated is any Purchase Agreement between BMW Bank, as seller, and the Depositor, as purchaser, relating to your notes.

The FDIC’s repudiation power would enable the FDIC to repudiate BMW Bank’s ongoing repurchase or indemnity obligations under any applicable Purchase Agreement between BMW Bank and the Depositor relating to your notes, but would not empower the FDIC to repudiate transfers of Receivables made under such Purchase Agreement prior to the appointment of the receiver or conservator.  However, if those transfers were not respected as legal true sales, then the Depositor under the applicable Purchase Agreement would be treated as having made a loan to BMW Bank, secured by the transferred Receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying “actual direct compensatory damages” (as described further below) determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that, upon repudiation, damages would not include accrued and unpaid interest through the date of actual repudiation, so an Issuing Entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the Issuing Entity may not have a claim for interest accrued during this 180 day period.  In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.  If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the Receivables transferred and the interest accrued thereon and unpaid to the date of payment.

In addition, none of the parties to the related Purchase Agreement could exercise any right or power to terminate, accelerate, or declare a default under such Purchase Agreement, or otherwise affect BMW Bank’s rights under such Purchase Agreement without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of BMW Bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”), which, if applicable, would limit certain rights of the FDIC described below under “— FDIC Rule.”

We intend to structure the transfers of Receivables under each Purchase Agreement between BMW Bank and the Depositor with the intent that they would be characterized as legal true sales under applicable state law.  If the transfers are so characterized, then the FDIC would not be able to recover the transferred Receivables using its repudiation power even if your transaction does not satisfy the terms of the FDIC Rule discussed below, but there is no assurance the FDIC would not try to challenge the transfer.

FDIC Rule

The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in a safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule.  The relevant safe harbor for each Issuing Entity will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment.  The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the Issuing Entity, the Depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and BMW Bank to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the Transfer and Servicing Agreements related to a transaction structured to comply with the FDIC Rule will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the Depositor, the servicer, BMW Bank and the related Issuing Entity, as applicable, to perform each of the specified obligations. See “The Notes — FDIC Rule Covenant” in this prospectus.  The failure of the Depositor, the servicer, BMW Bank and the related Issuing Entity to perform its obligations under the FDIC Rule Covenant will not constitute an Event of Default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a Servicer Default.  However, the noteholders, the certificateholders and the Indenture Trustee for each applicable Issuing Entity will retain the right to exercise any other remedies permitted by the related Indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for BMW Bank, and if BMW Bank is a seller under a Purchase Agreement in a securitization that is covered by the FDIC Rule, but for which accounting sale treatment does not apply, there are several possible series of events that could occur.  First, if BMW Bank is servicing any of the receivables, the FDIC will succeed to the obligations of BMW Bank and would have the choice of whether or not to apply collections from the transferred assets in accordance with the applicable securitization documents.  If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the Indenture Trustee at the direction of the holders of at least a majority of the aggregate principal balance of the most senior notes outstanding, the servicer or the certificateholders evidencing a majority of the Certificate Percentage Interest will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the applicable transaction documents because of the FDIC’s monetary default.  If the FDIC does not cure the monetary default within ten business days of delivery of such notice, then the FDIC will be deemed to have consented to the exercise of those contractual rights, and the Indenture Trustee or the Owner Trustee, as applicable, may exercise any contractual rights such party may have in accordance with the transaction documents.  In exercising such contractual rights, the Indenture Trustee will act at the written direction of the holders of at least a majority of the aggregate principal balance of the most senior notes outstanding and the Owner Trustee will act at the written direction of the certificateholders evidencing a majority of the Certificate Percentage Interest.  However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.  If, however, BMW Bank is not servicing any receivables, then the provisions of the FDIC Rule described in this paragraph would not apply.

Alternatively, regardless of whether BMW Bank is servicing any of the receivables, if following an insolvency of BMW Bank, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions that do not satisfy the requirements for accounting sale treatment applies, another series of events could occur.  The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph.  The FDIC Rule provides that the damages due on repudiation will be in an amount equal to the par value of the “obligations” outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the investors through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the contract documents to the extent actually received through payments on the financial assets received through the date of repudiation. Upon payment of such repudiation damages, the FDIC Rule states that all liens or claims on the financial assets created pursuant to the securitization documents will be released.   Also, if the FDIC repudiates a securitization agreement, it will not assert that any interest payments made to investors in accordance with the securitization documents before any such repudiation remain the property of the conservatorship or receivership.  The reference in the FDIC Rule to “obligations” appears to assume that the notes will be secured by Receivables transferred by only a single insured depository institution.  In the context where there are multiple sellers, BMW FS believes that, in the event of a repudiation by the FDIC of the related Purchase Agreement, the damages calculation under the FDIC Rule should be at least equal to a pro rata principal amount of the related series of notes based on the relative principal balance of the Receivables that had been sold by BMW Bank to all of the Receivables held by the related Issuing Entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the notes accrued to the date of repudiation.  BMW FS also believes it could be reasonable for such damages calculation to be equal to the amount of the imputed loan between BMW Bank and the depositor, which would be the purchase price for the sale of the Receivables sold by BMW Bank (equal to par) less amounts received with respect to the Receivables sold by BMW Bank, plus accrued interest through the date of repudiation at the rate of interest at which interest accrues on the notes.  However, these interpretive positions are untested and there can be no assurance that the FDIC will interpret the damages calculation in any particular manner.  If the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment in the notes.  Additionally, there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization, and the FDIC could further take the position that the FDIC Rule was not meant to apply to transactions with more than one seller.  In an event where the Receivables reclaimed by the FDIC through repudiation are less than all Receivables owned by the Issuing Entity we do not believe the FDIC would pay damages equal to the par amount of all of the notes issued in that transaction.  As a result, damages received from the FDIC in these circumstances would result in a partial prepayment of the notes as will be described in more detail under in the related prospectus supplement.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the Indenture Trustee could declare a special distribution date, subject to applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency.  If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular payment date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the Indenture.

If the transaction satisfies the requirements for accounting sale treatment under generally accepted accounting principles and the FDIC Rule applies, the FDIC, as receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts or reclaim, recover or recharacterize as property of BMW Bank or the receivership the transferred financial assets.  However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Rule.

One of the requirements imposed by the FDIC Rule is a “risk retention” requirement that requires the “sponsor” to retain an economic interest in not less than five percent of the credit risk of the securitized assets.  Unless otherwise specified in the applicable prospectus supplement, BMW Bank intends to satisfy this risk retention requirement in each securitization structured to comply with the FDIC Rule by holding a representative sample of receivables similar to the Receivables transferred by it under the related Purchase Agreement in an amount equal to five percent of the pool of Receivables sold by it to the Issuing Entity.  Upon the effective date of the final rule promulgated under Section 15G of the Securities Exchange Act (the risk retention provisions enacted through the Dodd-Frank Act), the FDIC Rule Covenant would allow BMW Bank to adjust the amount of credit risk that it retains for purposes of the FDIC Rule, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Rule, to the greatest extent elected by BMW Bank, so long as BMW Bank’s retention is in compliance with the regulations required under Section 15G.  BMW Bank must also give notice to the noteholders and the certificateholders within a reasonable time after it changes the amount or the terms under which credit risk is retained, and the parties to the Indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder and certificateholder consent.

As the FDIC Rule, in its current form and without interpretive guidance from the FDIC, is untested, its interpretation remains uncertain, including among other things, whether in a transaction with more than one seller, the “sponsor” for purposes of the 5% risk retention requirement is only an insured depository institution and that the 5% risk retention requirement for the “sponsor” is applied only against the receivables transferred by that insured depository institution seller and not all receivables transferred in the transaction.

If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that Issuing Entity and the related Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

Regardless of whether or not we structure a transaction to comply with the FDIC Rule, we will structure the transfers of Receivables under the Purchase Agreement between BMW Bank and the Depositor with the intent that they would be characterized as legal true sales.  If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred Receivables using its repudiation power even if your transaction does not satisfy all of the terms of the FDIC Rule, although the FDIC may challenge the transfers and to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.  If the FDIC were to successfully assert that the transaction in which the notes and certificates were issued did not comply with the FDIC Rule and that the transfer of Receivables under the related Purchase Agreement was not a legal true sale, then the FDIC could repudiate the loan that was deemed by the FDIC to have been made to BMW Bank, secured by the transferred Receivables, with the effect discussed above under “— Certain Matters Relating to Insolvency.”

Other Statutory Powers of the FDIC

Regardless of whether the FDIC Rule applies or the transfers under the transfer agreement are respected as legal true sales, as conservator or receiver for BMW Bank, the FDIC could:

•	require the related Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or

•	invoke the automatic stay to prevent the Indenture Trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above or certain actions described above under “— FDIC Rule”, payments and/or distributions of principal and interest on the notes issued by the Issuing Entity could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of, and limitations on, contract terms, as well as collection practices and creditor remedies.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, as amended, and similar state laws protecting servicemembers, the Military Reservist Relief Act of 1991, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts and other similar laws.  Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  A successful claim under a lemon law could result in, among other things, the termination of the related Contract and/or the requirement that all or a portion of payments previously paid by the Obligor be refunded.  The failure by the applicable originator to comply with these regulations may give rise to liabilities on the part of the Issuing Entity.  To the extent a court holds an Issuing Entity liable for violating consumer protection laws, the Issuing Entity could be required to make payments to Obligors on the Receivables. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts including the Receivables.

Any licensing requirements of the applicable Issuing Entity are governed by state and sometimes local law, and these requirements vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what delinquent means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the applicable Issuing Entity could be subject to liability or other adverse consequences.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller, and specified creditors and their assignees, in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the FTC Rule.  Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle.  As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not in compliance with the FTC Rule, is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of BMW FS’ (or, if applicable, BMW Bank’s) representations and warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the securityholders, create an obligation of BMW FS or, if applicable, BMW Bank to repurchase the Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to Obligors.

From time to time, BMW FS has been involved in litigation under consumer protection laws.  In addition, substantially all of the motor vehicle contracts originated by BMW FS and BMW Bank in California after 1990 (the “California Contracts”) provided that the contract may be rescinded by the related Center if the Center is unable to assign the contract to a lender within ten days of the date of the contract.  As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears.  Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Depositor’s and BMW FS’ knowledge, the issue has not been presented before any California court.  On the closing date, the Depositor will receive an opinion of counsel to the effect that all of the California Contracts are enforceable under California law and applicable federal laws.

The Consumer Financial Protection Bureau (“CFPB”), which was created by the Dodd-Frank Act, is responsible for implementing and enforcing various federal consumer protection laws.  The CFPB also supervises certain depository institutions and non-depository institutions offering financial products and services to consumers, including automobile loans and leases.  BMW FS and BMW Bank are subject to regulation by the CFPB and BMW FS is also subject to the CFPB’s investigation and enforcement authority.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders that permit automobile dealers to charge the consumer an interest rate that is higher than the rate the lender provides the dealer for a consumer.  This increased rate is typically called a “dealer markup.”   The CFPB has been conducting fair lending examinations and investigations of automobile lenders and their dealer markup and compensation policies.  In addition, we understand that the CFPB has also recently begun investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  If any of these practices were found to violate applicable laws, BMW FS or BMW Bank could be obligated to repurchase from the Issuing Entity any related Receivable that fails to comply with law.  In addition, BMW FS, BMW Bank, the Depositor or the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the notes, see “Risk Factors — Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

Each of BMW FS and BMW Bank may also periodically perform reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, BMW FS and BMW Bank may consider taking, or may be required to take, corrective actions, which could include reductions to the interest rates on the applicable Receivables.  Corrective actions could be taken by BMW FS and BMW Bank without the occurrence of any violation of law.  If BMW FS, as servicer, were to voluntarily reduce the interest rate on any Receivable, it may be required under the related sale and servicing agreement to repurchase the affected Receivables; however, under some circumstances the servicer would not be required under the related Sale and Servicing Agreement to repurchase the affected Receivables.   See “Description of the Transfer and Servicing Agreements — Servicing Procedures” in this prospectus for a discussion of purchase obligations of the servicer

BMW FS (and, if applicable, BMW Bank) will represent and warrant under the related Purchase Agreement that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against an Issuing Entity for violation of any law and that claim materially and adversely affects that Issuing Entity’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of BMW FS (or, if applicable, BMW Bank) under the related Purchase Agreement and would create an obligation of BMW FS (or, if applicable, BMW Bank) to repurchase the Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, if a borrower becomes a debtor under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, under certain circumstances, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status, unless a court orders otherwise upon application of the lender.  In addition, some states, including California, allow members of its national guard to apply to a court to delay payments on any contract obligation if called into active service by the Governor.  The Relief Act applies to Obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act.  Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act.  Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty.  It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables.  In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies and financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act.  The proceedings, standards, powers of the receiver and substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including BMW FS, the Depositor, any Issuing Entity or any of their respective creditors.

Potential Applicability to BMW FS, the Depositor and Issuing Entities.  As an insured depository institution, BMW Bank is not subject to the OLA.  However, there is uncertainty about which companies will be subject to the OLA rather than the Bankruptcy Code.  For a company to become subject to the OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

BMW FS’ business is generally limited to providing retail and wholesale financing to authorized dealers throughout the United States.  BMW FS has many competitors in these businesses with substantial resources.  There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of BMW FS’ business and competitive market, the Secretary of the Treasury would not determine that the failure of BMW FS would have serious adverse effects on financial stability in the United States.

Under certain circumstances, the applicable Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of BMW FS.  For an Issuing Entity or the Depositor to be subject to receivership under the OLA as a “covered subsidiary” of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such Issuing Entity or the Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.  No assurance can be given that the OLA provisions would not apply to BMW FS, a particular Issuing Entity or the Depositor or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary, including the applicable Issuing Entity or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which BMW FS or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of BMW FS’ or such covered subsidiary’s affairs, as applicable.  In January 2011, the then acting General Counsel (the “FDIC Counsel”) of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under the OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company (which could include BMW FS or its subsidiaries, including the Depositor or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company (which could include BMW FS or its subsidiaries, including the Depositor or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under

Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the Depositor or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the applicable Issuing Entity would be delayed and could be reduced.

We will structure the transfers of the related Receivables under the Purchase Agreements and the Sale and Servicing Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the related Receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a grant of a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers (i.e., the Depositor and the applicable Issuing Entity) of the related Receivables would have a claim for their “actual direct compensatory damages” for such repudiation. If an applicable Issuing Entity were placed in receivership under the OLA, this repudiation power would extend to the notes issued by such Issuing Entity and the amount of damages that the FDIC would be required to pay would also be limited to “actual direct compensatory damages.”

In either case, under the OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.  Such damages would not, however, include damages for lost profits or opportunity.

Regardless of whether the transfers of Receivables are respected as legal true sales, assuming that the FDIC were appointed receiver of BMW FS or a covered subsidiary, including the applicable Issuing Entity or the Depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of BMW FS or that covered subsidiary, as applicable, including its obligations to repurchase the related Receivables for breach of representation or warranty as well as its obligation to service the related Receivables, including its duty to collect and remit payments.  If the FDIC were to exercise this repudiation power, noteholders would not be able to compel BMW FS or any applicable covered subsidiary to repurchase the related Receivables for breach of representation and warranty and instead would have an unsecured claim limited to actual direct compensatory damages in BMW FS’ or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes.  Additionally, the FDIC could require the applicable Issuing Entity, as assignee of the Depositor, to go through an  administrative claims procedure to establish its rights to payments collected on the related Receivables or to otherwise exercise rights and remedies or if an Issuing Entity were a covered subsidiary, require the Indenture Trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes or to otherwise exercise rights and remedies. In addition, under the OLA, none of the parties to the related Purchase Agreement, Sale and Servicing Agreement, Administration Agreement and Indenture may exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect BMW FS’ or a covered subsidiary’s rights under those contracts, without the FDIC’s consent for 90 days after the receiver is appointed.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of BMW FS or of a covered subsidiary.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

Noteholders would therefore be prevented from replacing BMW FS as servicer during the stay.  Further, under the provisions of the OLA, noteholders may be prevented from replacing BMW FS as servicer even after the stay if the only event of servicing termination is the appointment of the FDIC as receiver for BMW FS.  In addition, if the FDIC were to repudiate BMW FS’ obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes.  In addition, there are other statutory provisions enforceable by the FDIC under the OLA pursuant to which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related Issuing Entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”) which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. Based on the Final Rule, a transfer of the related Receivables perfected by the filing of a UCC financing statement against BMW FS, the Depositor and the applicable Issuing Entity as provided in the applicable Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA. See “— Certain Bankruptcy Considerations” above.

Material Income Tax Consequences

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes of any series, to the extent it relates to matters of law or legal conclusions.  This discussion represents the opinion of tax counsel to the Issuing Entity, subject to the qualifications set forth in this prospectus.  The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders that are insurance companies regulated investment companies, dealers in securities, S-corporations, banks, thrifts, other financial institutions, broker-dealers, tax-exempt organizations, real estate investment trusts and persons that hold certificates or notes as part of a straddle, hedging or conversion transaction or to a person or entity holding an interest in a holder.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS may disagree with all or a part of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the Issuing Entity, the notes, the certificates and related terms, parties and documents will be deemed to refer to each Issuing Entity and the notes, certificates and related terms, parties and documents applicable to that Issuing Entity.  The prospectus supplement for each series of notes will describe, and each Issuing Entity will receive an opinion of tax counsel regarding:

•	the Issuing Entity’s treatment as a partnership (or a “disregarded entity,” in the event there is a single beneficial owner of the certificates); and

•	the tax characterization of the notes.

An opinion of tax counsel, however, is not binding on the IRS or the courts.

Tax Characterization of the Trust

The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes of an Issuing Entity referred to as an “owner trust” in the applicable prospectus supplement (an “Owner Trust”), subject to the qualifications set forth in this prospectus.  These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes.

Tax counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Issuing Entity, an Owner Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on tax counsel’s conclusion that the nature of the income of the Issuing Entity will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

If the Owner Trust were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on some or all of the classes of notes.  Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the noteholders and beneficial owners of the notes (the “Note Owners”) will, by their purchase of notes, be deemed to have agreed, to treat the notes as debt for federal income tax purposes.  Except as otherwise provided in the related prospectus supplement, tax counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Issuing Entity or with instruments similar to the notes, the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Strip Notes (as defined in this prospectus).  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal balance of the notes over their issue price) does not exceed a de minimis amount (i.e., ¼% of their principal balance multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the notes.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting.  Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note.  A purchaser who buys a note for more or less than its principal balance will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal balance.

Sale or Other Disposition.  If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note.  The adjusted tax basis of a note will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note.  Any such gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Tax on Net Investment Income.  Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note.  U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Foreign Owners.  Interest paid (or accrued) to a Note Owner who is a Foreign Owner (as described below) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.
the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% of the outstanding certificates issued by the Issuing Entity) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;.

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on Form W-8BEN or W-8BEN-E or a similar form, signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  If a note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or W-8BEN-E or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or W-

8BEN-E or substitute form, within 30 days of that change.  If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or W-8BEN-E or substitute form, signed under penalty of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner; and

•	in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.
a corporation or partnership (including an entity treated for United States federal income tax purposes as a corporation or a partnership) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

3.	an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source; or

4.	a trust if:

(a)
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; or

(b)	the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A “Foreign Owner” means a person other than a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States.

Backup Withholding.  Each Note Owner (other than an exempt Note Owner which includes a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate on Form W-9 providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, the Issuing Entity will be required to withhold from the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS.  The amount withheld would be credited against the Note Owner’s federal income tax liability.

FATCA Withholding.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the new “Foreign Account Tax Compliance Act” (“FATCA”) regime.  FATCA was enacted in the United States in 2010 as part of the “Hiring Incentives to Restore Employment (HIRE) Act” as a way to encourage tax reporting and compliance with respect to ownership of assets by U.S. persons through foreign accounts.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a new 30% withholding tax on U.S. source payments made to them, including interest, OID and, after December 31, 2016, on principal payments and sales proceeds.  Payments of U.S. source interest to foreign non-financial entities (and payments of principal and sales proceeds on such obligations) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).  Alternatively, and most likely in the view of tax counsel, the Issuing Entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests.  Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be “unrelated business  taxable income,” income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

Reportable Transaction Disclosure

In certain circumstances, a Person that holds notes and that disposes of such investment in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations issued by the Treasury Department governing tax shelters and other potentially tax-motivated transactions.  Investors should consult their tax advisors concerning any possible disclosure obligation under such regulations with respect to the disposition of such securities.

State and Local Tax Considerations

Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan.  ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans.  Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant).  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Securities.  Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”, and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Securities for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the U.S. Department of Labor (the “DOL”). (These administrative and statutory exemptions are collectively referred to as the “Investor-Based Exemptions”).  Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c)(1) of ERISA.  A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

Some transactions involving an Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan.  Under a regulation issued by the DOL (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of an Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes of a given series will be discussed in the applicable prospectus supplement.

The Underwriters, the Owner Trustee, Indenture Trustee, the Depositor or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Securities, the purchase of the Securities using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the Securities may not be purchased using the assets of any Plan if the Initial Purchaser, the above parties or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code.  However, governmental plans may be subject to state or local laws that impose similar requirements.  In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(8) of the Code, the sanction for violation being loss of “qualified” status.

Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of notes consult with its tax and/or legal advisors regarding whether the assets of the related Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series, the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the underwriting agreements and in the applicable prospectus supplement, and each of those underwriters will severally agree to purchase, the principal balance of each class of notes of the related series set forth in the underwriting agreements and in the applicable prospectus supplement.

In each of the underwriting agreements with respect to any given series of notes, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the notes described in the underwriting agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes are purchased.

Each prospectus supplement will either:

•
set forth the price at which each class of notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes and certificates; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

After the initial public offering of those notes, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that the sponsor and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of the specified civil liabilities.

Each Issuing Entity may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Depositor.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Legal Opinions

Certain legal matters relating to the notes of any series, including the legality of such notes, will be passed upon for the related Issuing Entity, the Depositor and the servicer by the general counsel of the servicer and Bingham McCutchen LLP.  In addition, certain United States federal and tax and other matters will be passed upon for the related Issuing Entity by Bingham McCutchen LLP.   Certain legal matters will be passed upon for the underwriters by counsel specified in the applicable prospectus supplement.

Glossary of Terms

“Accounts” means, with respect to any Issuing Entity, the collective reference to the collection account, any yield supplement account, any prefunding account and any reserve fund that may be identified in the applicable prospectus supplement.

“Actuarial Receivables” means Receivables that make their Scheduled Payments based on the “actuarial method” described in this prospectus under “The Receivables — Actuarial Receivables.”

“Administrative Purchase Payment” means with respect to a:

•	Precomputed Receivable: an amount equal to:

(a)	the sum of:

(i)	all remaining Scheduled Payments (plus any applicable yield maintenance payments);

(ii)	an amount equal to any reimbursements of Advances made by the servicer with respect to the Precomputed Receivable from collections on or in respect of other Receivables; and

(iii)	all past due Scheduled Payments for which an Advance has not been made; minus

(b)	all Payments Ahead in respect of the Precomputed Receivable held by the servicer or on deposit in the Payahead Account; and

•
Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the stated annual percentage rate of the Receivable and the Servicing Fee Rate to the last day of the collection period relating to that purchase.

“Administrative Receivable” means each Receivable that is required to be purchased from an Issuing Entity by the servicer due to a material breach of certain required servicing procedures with respect to that Receivable, if the breach materially and adversely affects the Receivable and is not timely cured.

“Available Amounts” has the meaning set forth in the related prospectus supplement.

“Business Day” means, unless otherwise specified in the applicable prospectus supplement:

•	for United States dollar denominated Securities for which LIBOR is not an applicable Interest Rate Basis, a New York Business Day;

•	for United States dollar denominated Securities for which LIBOR is an applicable Interest Rate Basis, a day that is both a London Business Day and a New York Business Day;

•
for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is not an applicable Interest Rate Basis, a day that is both a Principal Financial Center Business Day and a New York Business Day;

•
for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is an applicable Interest Rate Basis, a day that is all of (1) a Principal Financial Center Business Day; (2) a New York Business Day; and (3) a London Business Day;

•	for euro denominated Securities for which LIBOR is not an applicable Interest Rate Basis, a day that is both a TARGET Business Day and a New York Business Day;

•	for euro denominated Securities for which LIBOR is an applicable Interest Rate Basis, a day that is all of (1) a TARGET Business Day; (2) a New York Business Day; and (3) a London Business Day.

“Calculation Date” means, for any Interest Determination Date, the earlier of (i) the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable payment date or final scheduled payment date, as the case may be.

“Certificate Percentage Interest” means, for any certificate, the percentage interest of ownership in the Issuing Entity represented thereby as set forth on the face thereof.

“Dealer Recourse” means the obligation of the respective Dealer to repurchase those Receivables that do not meet the required representations and warranties made by Centers.

“DTC Participants” means entities that participate and are members of the DTC clearing system.

“Eligible Institution,” means a depository institution or trust company:

•	the corporate trust department of the Indenture Trustee or the Owner Trustee; or

•
a depository institution organized under the laws of the United States of America or any State, that (i) has either (A) a long-term unsecured debt rating acceptable to each rating agency hired by the sponsor or (B) short-term unsecured debt obligations are rated in the highest short-term rating category by each rating agency hired by the sponsor and (ii) the deposits of which are insured by the FDIC.

“Event of Default” means any of the events of default set forth in the related Indenture, as more fully set forth and listed under “The Notes — the Indenture — Events of Default; Rights Upon Event of Default” in this prospectus.

“Financed Vehicle” means each new or used motor vehicle, including motorcycles and light trucks, that was purchased by the related Obligor and that secures the related Receivable.

“Fixed Rate Securities” means notes that bear interest at a fixed rate per annum.

“Floating Rate Securities” means notes that bear interest at a variable or adjustable rate per annum.

“H.15(519)” means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/, or any successor site or publication.

“Index Currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated.  If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

“Index Maturity” means the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

“Indirect DTC Participants” means the entities, such as such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant.

“Insolvency Event” means, with respect to a specified person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

“Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding Interest Period.  The Interest Determination Dates will be as follows:

•
The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

•	The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

•
The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned.  Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

“Interest Period” means, the period during which interest will accrue on each applicable class of securities with respect to a related payment date.

“Interest Rate” means the interest rate on a class of notes, to be specified in the related prospectus supplement.

“Interest Reset Date” means the date on which the Interest Rates will be reset.

“Interest Reset Period” means the specified period, whether daily, weekly, monthly, quarterly, semiannually or annually during which the Interest Rate will be reset.

“Investor-Based Exemptions” means the following Prohibited Transaction Class Exemptions (“PTCEs”) issued by the Department of Labor: PTCE 84-14, PTCE 90-1. PTCE 91-38, PTCE 95-60 and PTCE-96-23 and the statutory exemption contained in ERISA Section 408(b)(17) and Code Section 4975(d)(20) or any other applicable exemptions.

“London Business Day” means any day on which commercial banks are open for business (including dealings in the designated Index Currency) in London.

“New York Business Day” unless otherwise specified in the related prospectus supplement, means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Obligor” means the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder.

“Pass Through Rate” means the rate of interest on a class of certificates to be specified in the related prospectus supplement, if applicable.

“Payments Ahead” means any early payments made by or on behalf of Obligors on Precomputed Receivables.

“Precomputed Advance” means the amount required to be advanced by the servicer with respect to shortfalls in the Scheduled Payment due on a Precomputed Receivable.  See, Description of the Transfer and Servicing Agreements—Advances” in this prospectus.

“Precomputed Receivables” means, collectively, the Rule of 78s Receivables and the Actuarial Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs of such Receivable minus the sum of (1) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method, (2) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to the close of business on the last day of the related Collection Period allocable to principal, (3) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (1) and (2) above and (4) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (1) and (2) above).

“Principal Financial Center” means, unless otherwise specified in the applicable prospectus supplement:

•
the capital city of the country issuing the Specified Currency except that with respect to United States-dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively; or

•
the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos.  South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

“Principal Financial Center Business Day” means a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency.

“Rebate” means the amount, calculated on an actuarial basis, that would be payable to an Obligor on a Precomputed Receivable were the related Obligor to prepay such Receivable in full on the applicable day.

“Receivables” means the Contracts with respect to the Financed Vehicles, between the respective Dealer and the related Obligor.

“Redemption Price” means the aggregate unpaid principal balance of the outstanding notes on the date of the servicer’s optional purchase of the Receivables in accordance with the related Sale and Servicing Agreement, plus accrued and unpaid interest on the notes.

“Required Rate” means the rate specified in the applicable prospectus supplement.

“Required Yield Supplement Amount” means the amount to be set forth in the related prospectus supplement that is required to be on deposit in a Yield Supplement Account with respect to any given payment date, if applicable.

“Rule of 78s Receivables” means Receivables that make their Scheduled Payments based on “sum of periodic balances” or “sum of monthly payments” method as described under “The Receivables — Rule of 78s Receivables.”

“Servicer Default” means the occurrence of any of the events set forth in the related Sale and Servicing Agreement, as more fully set forth and listed under “Description of the Transfer and Servicing Agreements — Servicer Default” in this prospectus.

“Servicing Fee Rate” means the specified percent per annum to be set forth in each prospectus supplement that will be used to calculate the Base Servicing Fee due to the servicer as compensation for services rendered.

“Simple Interest Receivables” means Receivables that make their Scheduled Payments based on the “simple interest method” described in this prospectus under “The Receivables — Simple Interest Receivables.”

“Specified Currency” means the currency in which a particular Security is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of public and private debts).

“Spread” means the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities.

“Spread Multiplier” means the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities.

“Supplemental Servicing Fee” means the late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest and other investment income (net of investment losses) earned during a collection period from the investment of monies in the collection account that the servicer is permitted to retain as additional servicing compensation.

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open.

“Transfer and Servicing Agreements” means, with respect to any Issuing Entity, the collective reference to the related Indenture, Purchase Agreements, Sale and Servicing Agreement, Administration Agreement and Trust Agreement.

“Warranty Purchase Payment” means with respect to a:

•	Precomputed Receivable: an amount equal to:

(a)	the sum of:

(i)	all remaining Scheduled Payments;

(ii)	all past due Scheduled Payments for which an Advance has not been made,

(iii)	all outstanding Advances made by the servicer in respect of the Precomputed Receivable; and

(iv)	an amount equal to any reimbursements of outstanding Advances made to the servicer with respect to the Precomputed Receivable from collections made on or in respect of other Receivables; minus

(b)	the sum of:

(i)	of all Payments Ahead in respect to that Warranty Receivable held by the servicer or on deposit in the Payahead Account;

(ii)
the rebate, calculated on an actuarial basis, that would be payable to the Obligor on the Precomputed Receivable were the Obligor to prepay the Precomputed Receivable in full on that day (a “Rebate”); and

(iii)	any proceeds of the liquidation of the Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of the Precomputed Receivable);and

•
Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the stated annual percentage rate of the Receivable to the last day of the collection period relating to the repurchase.

“Warranty Receivable” means each Receivable that is required to be repurchased from an Issuing Entity due to a breach of a representation or warranty regarding such Receivable if the breach materially and adversely affects the Receivable and is not timely cured.